EXECUTION COPY



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                           MILLENIUM SEACARRIERS, INC.



                 12% First Priority Ship Mortgage Notes Due 2005


                                       the
                                   SUBSIDIARY
                                   GUARANTORS
                                  named herein


                              --------------------

                                    INDENTURE


                            Dated as of July 15, 1998


                              ---------------------



                       THE FIRST NATIONAL BANK OF MARYLAND

                                     Trustee










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                              CROSS-REFERENCE TABLE

  TIA                                                  Indenture
Section                                                 Section
-------                                                 -------

310(a)                     ..............................7.10
310(b)                     ..............................7.10
310(b)(1)                  ..............................7.10
311(a)                     ..............................7.06
   (b)                     ..............................7.06
312(b)                     ..............................14.03
   (c)                     ..............................14.03
313(a)                     ..............................7.06
   (b)                     ..............................7.06
314(a)                     ..............................N.A.
   (b)                     ..............................11.12
   (c)                     ..............................N.A.
   (d)                     ..............................11.12, 12.06
315(a)                     ..............................N.A.
   (b)                     ..............................N.A.
316(a)                     ..............................N.A.
   (b)                     ..............................N.A.
317(a)                     ..............................N.A.
   (b)                     ..............................N.A.
318(a)                     ..............................N.A.
318(b)                     ..............................N.A

                           N.A. means Not Applicable.


--------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.




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                                    INDENTURE dated as of July 24, 1998, among
                           Millenium Seacarriers, Inc., a Cayman Islands corporation (the "Company" or "Millenium"), each of the Company's subsi diaries that owns a Mortgaged Vessel (as defined) on the Closing Date (as defined) or thereafter, as identified on the signature page to this Indenture or to a Guarantee Agreement(the "Subsidiary Guarantors"), and The First National Bank of Maryland, a national banking association (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% First Priority Ship Mortgage Notes Due 2005 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 12% First Priority Ship Mortgage Notes Due 2005 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's 12% First Priority Ship Mortgage Notes Due 2005 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities").

                  The Securities will be fully and unconditionally guaranteed on a senior secured basis by the Subsidiary Guarantors. The Securities will initially be secured by a pledge of all capital stock of the Subsidiary Guarantors and by first priority ship mortgages on 16 vessels, five of which are currently owned by certain of the Subsidiary Guarantors (the "Existing Vessels") and 11 of which are committed to be acquired by certain of the Subsidiary Guarantors on or shortly after the date the Notes are issued (the "Committed Vessels"). The Company will enter into an escrow agreement (the "Escrow Agreement") with the First National Bank of Maryland, as escrow agent, and will deposit with such agent amounts, as determined in and pursuant to the provisions of the Escrow Agreement, in cash or Treasury Securities (as defined in the Escrow Agreement), until such amounts are used to acquire additional vessels (the "Additional Vessels") (such cash and Treasury Securities, together with the interest, dividends and distribution thereof, "Escrowed Proceeds"):





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                                                                               2


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.  DEFINITIONS.

                  "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of the
Securities:

                  (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:


SEMI-ANNUAL ACCRUAL DATE                                               ACCRETED
                                                                        VALUE

Issue Date.....................................................        $965.93

January 15, 1999...............................................         967.51

July 15, 1999..................................................         969.20

January 15, 2000...............................................         970.98

July 15, 2000..................................................         972.88

January 15, 2001...............................................         974.90

July 15, 2001..................................................         977.06

January 15, 2002...............................................         979.34

July 15, 2002..................................................         981.78

January 15, 2003...............................................         984.36

July 15, 2003..................................................         987.12

January 15, 2004...............................................         990.05

July 15, 2004..................................................         993.16

January 15, 2005...............................................         996.47

July 15, 2005..................................................      $1,000.00

                  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the SemiAnnual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Date multiplied



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                                                                               3


         by (2) a fraction, the numerator of which is the number of the days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360 day year of twelve 30 day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the number of days from the Issue Date to the next Semi-Annual Accrual Date).

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Shipping Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisi tion of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Shipping Business.

                  "Advisory Agreement" means the Advisory Agreement between the Company and Millenium Advisors, dated July 24, 1998.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.05, 4.07 and 4.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Appraisal Date" means each date as of which the Appraised Value of the Mortgaged Vessels has been determined.

                  "Appraised Value" means the average of the fair market sale values as of a specified date of a specified asset that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by two Appraisers selected by Millenium and, in the event either of such Appraisers is



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                                                                               4


not a Designated Appraiser, reasonably acceptable to the Trustee. If the Trustee does not accept an Appraiser (other than a Designated Appraiser) selected by Millenium within 10 days of the first giving of notice by Millenium to the Trustee requesting a determination of an Appraised Value (the "Appraisal Request Date"), such Appraised Value shall be determined by a panel of three Appraisers, one of whom shall be selected by Millenium, another of whom shall be selected by the Trustee and the third of whom shall be selected by such other two Appraisers or, if such Appraisers shall be unable to agree upon a third Appraiser within five days of the selection date of the second of such two Appraisers, by an arbitrator mutually acceptable to Millenium and the Trustee; PROVIDED, HOWEVER, that, if either party shall not select its Appraiser within 20 days after the Appraisal Request Date, such Appraised Value shall be determined solely by the Appraiser selected by the other party. The Appraiser or Appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such Appraised Value within 25 days after the final appointment of any Appraiser pursuant hereto, and such determination shall be final and binding upon the parties. If three Appraisers shall be appointed, (a) if the median of the determinations of the Appraisers shall equal the average of such determinations, such average shall constitute the determination of the Appraisers; otherwise (b) the determination of the Appraiser that shall differ most from the other two Appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the Appraisers. For this purpose, the purchase price (including, if applicable, the value of any upgrades thereto made by Millenium in connection with or within six (6) months after the acquisition of a Mortgaged Vessel) of any Mortgaged Vessel acquired after the most recent Appraisal Date shall constitute that Vessel's Appraised Value.

                  "Appraiser" means each of Fearnleys A.S., Oslo Shipbrokers A.S., R.S. Platou Shipbrokers A.S., Bassoe A.S., Associated Shipbrokers S.A., H. Clarkson Ltd., Simpson Spence Young Ltd., Axis Shipbrokers Ltd., Mallory Jones Lynch & Flynn, Inc., A.L. Burbank, Inc., Nestun A.S., Lorentzen Stemoco Shipbrokers A.S., Braemar Shipbrokers Ltd., Seabrokers, Inc., Seascope Shipping Ltd., Barry Rogliano Salles, Poten & Partners, Inc., Wigham Richardson Shipbrokers Limited and Equator Shipbroking Ltd. (each a "Designated Appraiser") (and each successor thereto), together with any other Person not affiliated with Millenium engaged in the business of appraising ocean-going vessels, including bulk carriers.

         "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers



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                                                                               5


or dispositions) (excluding the granting of Liens) by Millenium or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Millenium or a Restricted Subsidiary), (ii) any Vessel, (iii) all or substantially all the assets of any division or line of business of Millenium or any Restricted Subsidiary or (iv) any other assets of Millenium or any Restricted Subsidiary outside of the ordinary course of business of Millenium or such Restricted Subsidiary (other than, in the case of (i), (ii), (iii) and (iv) above, (I) the exchange of assets for other non-cash assets that (a) are useful in the Shipping Business and (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors or the board of directors of the Restricted Subsidiary which owns such assets in good faith), (II) the sale, lease, transfer or other disposition of all or substantially all the assets of Millenium or its Restricted Subsidiaries (which will be governed by the provisions of Section
5.01 and not by the provisions of Section 4.07), (III) a disposition by a Restricted Subsidiary to Millenium or by Millenium or a Restricted Subsidiary to a Restricted Subsidiary, (IV) for purposes of Section 4.07 only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by
Section 4.05 and (V) a disposition of assets with a fair market value of less than $500,000).

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determina tion, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multi plied by the amount of such payment by (ii) the sum of all such payments.




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                                                                               6


                  "Board of Directors" means the Board of Directors of Millenium or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means each day which is not a Saturday, Sunday or a day on which banking institutions are authorized or permitted to close in the States of New York and Maryland.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                   (i) prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent or the Company, any merger, consolidation, liquidation or dissolution of the Parent or the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other



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                                                                               7


         than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power



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                                                                               8


         of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                  "Charter" means each charterparty between a Subsidiary Guarantor and any third party with respect to such Subsidiary Guarantor's Mortgaged Vessel, and as the same may be amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means, in each case as pledged and assigned to the Trustee or the Collateral Agent pursuant to the Security Agreements: (1) all the issued and outstanding capital stock of each Subsidiary Guarantor owned, directly or indirectly, by Millenium, pledged in favor of the Trustee pursuant to this Indenture; (2) all cash held by the Trustee or the Escrow Agent pursuant to this Indenture or the Security Agreements (including all Escrowed Property (as described in the Escrow Agreement) held pursuant to the Escrow Agreement);
(3) each Subsidiary Guarantor's right, title and interest in and to (i) its respective Mortgaged Vessel, pursuant to a Mortgage issued by such Subsidiary Guarantor in favor of the Collateral Agent; (ii) the Charters, if any, relating to its Mortgaged Vessel, including the right to receive all monies due and to become due under such Charters or in respect of such Mortgaged Vessel and all claims for damages arising under such Charters or relating to such Mortgaged Vessel; (iii) the freights and hires relating to its Mortgaged Vessel; (iv) all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Vessel; and (v) all proceeds of any of the foregoing.

                  "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement dated as of July 1, 1998, among the Trustee, the Collateral Agent, The Bank of New York, Millenium and the Subsidiary Guarantors.

                  "Collateral Agent" means The First National Bank of Maryland, as collateral agent, under the Collateral Agency Agreement.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the weighted average maturity of the remaining



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                                                                               9


term of the Securities outstanding that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such weighted average maturity of the Securities.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determina tion for which internal financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that

                  (1) if Millenium or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determi nation or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repur chased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

                  (2) if Millenium or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Millenium or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of



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                                                                              10


         cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

                  (3) if since the beginning of such period Millenium or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Millenium or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Millenium and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Millenium and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                  (4) if since the beginning of such period Millenium or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substan tially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsi diary or was merged with or into Millenium or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Millenium or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma



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                                                                              11


         effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale, to an Investment, to the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Millenium. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebted ness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agree ment applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to an acquisition of a Vessel or the financing thereof, Millenium may (i) if the Vessel is to be subject to a time charter of at least one year's duration by Millenium, apply pro forma EBITDA for such Vessel based on such new time charter or (ii) if the Vessel is to be subject to hire on a voyage charter basis by Millenium, apply EBITDA for such Vessel based upon historical earnings of the most comparable Vessel of Millenium or any of its Subsidiaries (as determined in good faith by the Board of Directors) during such period, or if there is no such comparable Vessel, based upon industry average earnings for comparable vessels (as determined in good faith by the Board of Directors).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of Millenium and its Restricted Subsidiaries on a consolidated basis, plus, to the extent not included in such total interest expense, and to the extent incurred by Millenium or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Millenium or a Wholly Owned Subsidiary to the extent paid in cash in such period, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of)

Millenium or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Millenium) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of Millenium and its Subsidiaries on a consolidated basis; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (or loss) of any Person (other than Millenium) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, Millenium's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Millenium or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
         (iii) below);

                  (ii) any net income (or loss) of any Person acquired by Millenium or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if at the date of determination such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Millenium, except that (A) subject to the exclusion contained in clause (iv) below, Millenium's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Millenium or another Restricted Subsidiary as a dividend or other distribution (sub ject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limita tion contained in this clause) and (B) Millenium's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of Millenium or its Subsidiaries on a consolidated basis (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v) subject to clause (iv), extraordinary gains or losses; and

                  (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Millenium or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.05(a)(3)(D).

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Millenium and its Subsidiaries, determined on a consolidated basis in accor dance with GAAP, as of the end of the most recent fiscal quarter of Millenium for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of Millenium plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less
(A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Appraiser" has the meaning assigned to it under the definition of "Appraiser".

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disquali fied Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.07 and 4.13.

                  "EBITDA" for any period means the sum of Consolidated Net Income plus the sum of the following expenses of Millenium and its Restricted Subsidiaries on a consolidated basis, to the extent deducted in calculating such Consolidated Net Income: (a) all United States Federal, state and local, and all foreign income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense (including in respect of intangibles) (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other noncash charges (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Millenium by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Event of Loss" means any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Board of Directors within 90 days after the occurrence of such damage (and evidenced by an Officers' Certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsol escence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a

Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of the determination of such total loss pursuant to the relevant insurance policy;
(iii) in the case of any event referred to in clause (c) above, upon the delivery of Millenium's Officers' Certificate to the Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date six months after the occurrence of such event.

                  "Event of Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds other than certain liability insurance proceeds) received by Millenium, any Subsidiary Guarantor, the Trustee or the Collateral Agent, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

                  "Excess Proceeds" means the amount of excess Net Available Cash from Asset Sales not applied (or committed to be applied) pursuant to
Section 4.07(b)(i).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obliga tion of such Person (whether arising by virtue of partner ship arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to a Trustee, pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of this Indenture.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incidental Asset" means any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by Millenium or a Subsidiary Guarantor that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of Millenium or such Subsidiary Guarantor, as the case may be. In no event shall the term "Incidental Asset" include a Vessel or a Mortgaged Vessel.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Investment Banker" means a Reference Treasury Dealer appointed by the Trustee after consultation with Millenium.

                  "Insurance Assignment" means the Insurance Assignment between a Subsidiary Guarantor and the Collateral Agent.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.05, (i) "Investment" shall include the portion (proportionate to Millenium's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Millenium at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Millenium shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Millenium's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Millenium's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Loan To Value Ratio" means, at any time, the ratio of

                  (x) the aggregate Accreted Value of the then outstanding Securities (less the amount of any Collateral, including Escrowed Proceeds, consisting of cash or Temporary Cash Investments at such time) to

                  (y) the aggregate Appraised Value of all Mortgaged Vessels at such time.

If the Loan To Value Ratio is required to be calculated or adjusted at a time prior to a Proceeds Receipt Date (as defined in Section 4.17(a) or when cash is on deposit with the Trustee as part of the Collateral in connection with the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the then most recent Appraised Value of such Lost Mortgaged Vessel (in the event such determination is to be made prior to the Proceeds Receipt Date (as defined in Section 4.17(a)) or the amount of such cash on deposit, as the case may be, shall be deemed to be the Appraised Value of the Vessel giving rise to such cash on deposit and such Vessel shall be deemed to be a Mortgaged Vessel for purposes of such computation or adjustment of the Loan To Value Ratio.

                  "Mortgage" means a mortgage and the related deed of covenant, if any, on a Vessel substantially in the form of and to the effect set forth as Exhibit D in the Escrow Agreement.

                  "Mortgaged Collateral" means (i) the Mortgaged Vessels (or any Qualified Substitute Vessels), pursuant to a Mortgage issued by the Subsidiary Guarantor which owns such Vessel in favor of the Collateral Agent, (ii) the Charters, if any, relating to the Mortgaged Vessels, including the collateral right to receive all moneys due and to become due under the Charters or in respect of the Mortgaged Vessels and all claims for damages arising under the Charters or relating to the Mortgaged Vessels, (iii) the freights and hires relating to the Mortgaged Vessels and (v) all policies and contracts of insurance taken out from time to time in respect of the Mortgaged Vessels pursuant to the Insurance Assignment.

                  "Mortgaged Vessels" means the Vessels owned by the Subsidiary Guarantors from time to time, including the following Vessels (which are the Existing Vessels and the Committed Vessels), as follows:

                            SUBSIDIARY                                  OFFICIAL                 YEAR
VESSEL                      GUARANTOR                  FLAG              NUMBER                 BUILT
------                      ---------                  ----              ------                 -----
Monica Marissa              Oakmont                   Panama              24935                  1973
                            Shipping &
                            Trading
                            Limited
Clipper Harmony             Rapid                     Panama             7703546                 1978
                            Ocean
                            Carriers
                            Inc.
Clipper Golden              Ivy                      Liberia              10245                  1978
Hind                        Navigation
                            Ltd.
Clipper Pacific             Topscale                  Cyprus             708918                  1976
                            Shipping
                            Company
                            Limited
Clipper Atlantic            Conifer                   Cyprus             708620                  1975
                            Shipping
                            Company
                            Limited
Millenium                   Millenium                 Cayman                *                    1988
Aleksander                  Aleksander               Islands
                            , Inc.
Millenium Elmar             Millenium                 Cayman                *                    1987
                            Elmar,                   Islands
                            Inc.
Millenium Leader            Millenium                 Cayman                *                    1984
                            III, Inc.                Islands
Millenium Hawk              Millenium                 Cayman                *                    1984
                            II, Inc.                 Islands
Millenium Eagle             Millenium                 Cayman                *                    1983
                            VII, Inc.                Islands
Millenium Osprey            Millenium                 Cayman                *                    1984
                            VI, Inc.                 Islands
Millenium Falcon            Millenium                 Cayman                *                    1981
                            V, Inc.                  Islands
Millenium Condor            Millenium                 Cayman                *                    1981
                            IV, Inc.                 Islands
Millenium                   Millenium                Bahamas                *                    1978
Amethyst                    Amethyst,
                            Inc.
Millenium Yama              Millenium                Bahamas                *                    1979
                            Yama, Inc.
                            Millenium
Millenium                   Majestic,
Majestic                    Inc.                     Bahamas                *                    1979

----------------------
*        Not yet available


If one of such Vessels shall be sold pursuant to the terms of this Indenture, such Vessel shall cease to be a Mortgaged Vessel from and after such sale date. A Qualified Substitute Vessel may be substituted for a Mortgaged Vessel in certain circumstances and such substituted Vessel shall become a Mortgaged Vessel upon substitution in accordance with the terms of this Indenture.

                  "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses (including commissions under the New Management Agreement), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities (including indemnification liabilities) associated with the property or other assets disposed in such Asset Sale and retained by Millenium or any Restricted Subsidiary after such Asset Sale.

                  "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or capital contribution, the cash proceeds and Temporary Cash Investments proceeds of such issuance or sale (or, in the event the consideration of such issuance or sale or contribution is other than cash, the cash proceeds and Temporary Cash Investments proceeds actually received upon the disposition of such other consideration) net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Event of Loss Proceeds" means, with respect to any Event of Loss, the Event of Loss Proceeds from such Event of Loss net of related fees and expenses and payments made to repay related Indebtedness or any other related obligation outstanding at the time of such Event of Loss;

PROVIDED, HOWEVER, that such Indebtedness or other obliga tion is either (A) secured by a Lien on the property or assets that suffered the Event of Loss or
(B) required to be paid as a result of such Event of Loss.

                  "New Management Agreement" means (i) the agreement entered into on the Issue Date among the Subsidiary Guaran tors and MMI with respect to the Existing Vessels and the Committed Vessels on the Issue Date, (ii) any agreements replacing or amending such agreements and (iii) agreements entered into subsequent to the Issue Date with respect to Committed Vessels, Additional Vessels or any Qualified Substitute Vessels; PROVIDED, HOWEVER, that with respect to clauses (ii) and (iii), such agreements shall be on substantially the same terms as the terms in effect on the Issue Date contained in the agreement described in clause (i).

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secre tary of Millenium.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "OID" means original issue discount.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Millenium or the Trustee.

                  "Parent" means any Person that, directly or indirectly, owns all the Voting Stock of Millenium.

                  "Permitted Excess Cash Use" means (i) the repayment of unsubordinated Indebtedness of Millenium or of a Subsidiary Guarantor (in each case other than Indebtedness owed to an Affiliate of Millenium) or (ii) the investment in Additional Assets.

                  "Permitted Holders" means (i) the members of MMI's management and their respective affiliates as of the Issue Date and (ii) Millenium Investment and Millenium Advisors, together with any Affiliates of either of such Persons as of the Issue Date or of Stanton Capital Corporation.

                  "Permitted Investment" means an Investment by Millenium or any Restricted Subsidiary in (i) Millenium, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Shipping Business; (ii) another

Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Millenium or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Shipping Business; (iii) Temporary Cash Investments; (iv) receivables owing to Millenium or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Millenium or any such Restricted Subsidiary deems reasonable under the circum stances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Millenium or such Restricted in an aggregate amount not to exceed $100,000 outstanding at any time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Millenium or any Restricted Subsidiary or in satisfaction of judgments or received in connection with condemnation proceedings; (viii) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale made in compliance with this Indenture; (ix) Investments made pursuant to Hedging Obligations to the extent permitted by Section 4.03; and (x) Investments in Persons primarily engaged in a Shipping Business; PROVIDED, HOWEVER, that any such Investment, when added together with all other Investments made pursuant to this clause (x) and then outstanding, does not exceed the sum of (A) $5.0 million plus (B) 75% of the cumulative amount of Net Available Cash attributable to Sold Mortgaged Vessels to the extent such Net Available Cash remains after Millenium and its Restricted Subsidiaries have complied with Section 4.17 or
Section 4.18 to redeem Securities or to tender a Qualified Substitute Vessel with respect to such Sold Mortgaged Vessels.

                  "Permitted Liens" means, with respect to any Person,

                  (a) Liens securing obligations under this Indenture, the Securities and the Mortgages;

                  (b) Liens existing on the Issue Date;

                  (c) Liens granted after the Issue Date in favor of the Trustee, the Collateral Agent or the Holders;

                  (d) Liens with respect to the assets of a Restricted Subsidiary (other than a Subsidiary

         Guarantor) granted by such Restricted Subsidiary to Millenium to secure Indebtedness owing to Millenium by such Restricted Subsidiary;

                  (e) Liens for crews' wages (including the wages of a master and the wages of stevedores employed directly by a Vessel) and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                  (g) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                  (h) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

                  (i) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (j) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such

         Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (k) Liens on receivables of Millenium and its Restricted Subsidiaries or on the Mortgaged Collateral to secure Indebtedness permitted under Section 4.03 (b)(1) and Section 4.04(6);

                  (l) Liens on property or shares of Capital Stock of another Person (other than a Subsidiary Guarantor) at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (m) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (n) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (o) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to Millenium in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price);

                  (p) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

                  (q) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebted ness secured by any Lien referred to in the foregoing clauses (b), (j), (l) and (m); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (b), (j),
         (l) or (m) at the time the original Lien became a Permitted Lien and
         (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

                  (r) Charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant Mortgage and that do not materially interfere with the ordinary course of business of Millenium and its Restricted Subsidiaries, taken as a whole;

                  (s) (A) Liens in favor of Millenium or any Restricted Subsidiary, (B) Liens arising from the rendering of a final judgment or order against such Person that does not give rise to an Event of Default and (C) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (t) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

                  (u) Liens for salvage;

                  (v) any Lien or pledge which arises in favor of Parent in the ordinary course of business in connection with the performance of its duties and obligations under the New Management Agreement as in effect on the Issue Date;

                  (w) Liens on the Capital Stock of an Unrestricted Subsidiary to the extent such Liens secure obligations of such Unrestricted Subsidiary or the Guarantee of Millenium of the obligations of such Unrestricted Subsidiary; and

                  (x) Liens securing Indebtedness if the Indebted ness secured by such Lien, plus all other Indebtedness secured by Liens described in this clause (x) at the time of determination, does not exceed $1 million.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (j), (l) or (m) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.07. For purposes of this definition, the term "Indebtedness" shall be deemed to include accrued and unpaid interest on such Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

                  "principal" of a Security means the Accreted Value of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of Millenium pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of Millenium has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  "Qualified Preferred Stock" of a Restricted Subsidiary means a series of Preferred Stock of such

Restricted Subsidiary which (i) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (y) accrued and unpaid dividends to the date of liquidation, (ii) has a fixed annual dividend and has no right to share in any dividend or other distribu tions based on the financial or other similar performance of such Restricted Subsidiary and
(iii) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

                  "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Temporary Cash Investments, (iii) assets that are used or useful in a Shipping Business and (iv) the Capital Stock of any Person primarily engaged in a Shipping Business if, in connection with the receipt by Millenium or any Restricted Subsidiary of Millenium of such Capital Stock, (a) such Person becomes a Restricted Subsidiary of Millenium or of any Restricted Subsidiary of Millenium or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Millenium or any Restricted Subsidiary of Millenium.

                  "Qualified Restricted Subsidiary" means a Restricted Subsidiary in which no Affiliate of Millenium (other than another Qualified Restricted Subsidiary) holds any Investment except through its beneficial ownership of Capital Stock of Millenium.

                  "Qualified Substitute Vessel" means in respect of any Mortgaged Vessel which has been sold or was the subject of an Event of Loss, as of any date, one or more Vessels, (i) none of which is a Mortgaged Vessel as of such date, (ii) which will be, upon acquisition thereof, wholly owned by a Wholly Owned Subsidiary of Millenium, (iii) each of which is registered under the laws of the Republic of Liberia, the Commonwealth of the Bahamas, Panama, Cyprus, the Cayman Islands or such other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors and (iv) each of which has or which together have an Appraised Value at the Vessel Tender Date at least equal to (x) the product of (A) the Vessel Percen tage of the Vessel(s) for which it is or they are being substituted, multiplied by (B) the Accreted Value of the Securities outstanding on such date, assuming compliance by the applicable Subsidiary Guarantor with all the terms of this Indenture and the applicable Mortgage or (y) with respect to a Sold Mortgaged Vessel, if the Loan To Value Ratio (calculated to include in the numerator thereof the then outstanding amount of Indebtedness under any working capital facility to the extent such Indebtedness is secured by a prior Lien on the Mortgaged Vessels) would be less than 0.8 to 1.0 after giving effect to the disposition of such Sold Mortgaged Vessel and the tender of one or more Vessels having an Appraised Value at the Vessel Tender Date at least equal to the lesser of (I) the product calculated under the foregoing clause (x) and (II) the Appraised Value of such Sold Mortgaged Vessel, then such lesser amount.

                  "Reference Treasury Dealers" means each of Credit Suisse First Boston Corporation, Donaldson Lufkin Jenrette Securities Corporation and their respective successors; PROVIDED, HOWEVER, that if either of the foregoing shall cease to be a Primary Treasury Dealer, Millenium shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Millenium or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of Millenium or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers dated July 20, 1998.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Millenium or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Millenium held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Millenium (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment (other than a Permitted Investment) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of Millenium that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Millenium or a Restricted Subsidiary transfers such property to a Person and Millenium or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commis sion.

                  "Secured Indebtedness" means any Indebtedness of Millenium secured by a Lien.

                  "Security Agreements" means the Collateral Agency Agreement, the Escrow Agreement, Mortgages, Insurance Assignments, and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended in accordance with the terms hereof and thereof.

                  "Securities" means the Securities issued under this Indenture.

                  "Senior Indebtedness" of any Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and
(ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Shipping Business" means the ownership or operation of vessels and any activities within the ship owning and shipping industries and all businesses which are complementary, incidental, related or ancillary to any such activities.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of

Millenium within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of Millenium (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of Millenium, whether now owned or hereafter formed, which (i) owns a Mortgaged Vessel on the Issue Date, (ii) acquires a Vessel with Escrowed Proceeds, (iii) acquires a Qualified Substitute Vessel, or (iv) shall execute and deliver a Subsidiary Guarantee.

                  "Subsidiary Guarantee" means a Guarantee of Millenium's obligations with respect to the Securities issued by a Subsidiary of Millenium.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing not more than six (6) months after the date of acquisition, issued by a corporation (other than an Affiliate of Millenium) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Ratings Group; (v) investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and
(vi) any mutual fund the portfolio of which is limited to investments of types specified in the preceding clauses (i) through (v), including any proprietary mutual fund of the Trustee for which such bank or an affiliate thereof is investment advisor or to which such bank provides other services and receives reasonable compensation therefor.

                  "Treasury Rate" means, with respect to any redemp tion date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of Millenium that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsi diary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Millenium (including any newly acquired or newly formed Subsidiary of Millenium) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Millenium or any other Subsidiary of Millenium that is not a Subsi diary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05(b). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) Millenium could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obliga tions (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Vessel" means a bulk carrier owned or leased by Millenium or any Subsidiary of Millenium.

                  "Vessel Percentage" means, as of and after the Issue Date and prior to any subsequent adjustment as provided below, for each of the initial Mortgaged Vessels (including the Committed Vessels) and the Escrowed Proceeds, the percentage set forth below opposite such Mortgaged Vessel:

         VESSEL                                             PERCENTAGE
         ------                                             ----------

         (1) Monica Marissa                                       3.2%
         (2) Clipper Harmony                                      4.5%
         (3) Clipper Golden Hind                                  3.8%
         (4) Clipper Pacific                                      1.5%
         (5) Clipper Atlantic                                     1.4%
         (6) Millenium Aleksander                                 7.6%
         (7) Millenium Elmar                                      7.0%
         (8) Millenium Leader                                     7.0%
         (9) Millenium Hawk                                       6.2%
         (10) Millenium Eagle                                     5.9%
         (11) Millenium Osprey                                    6.2%
         (12) Millenium Falcon                                    4.9%
         (13) Millenium Condor                                    4.9%
         (14) Millenium Amethyst                                  2.6%
         (15) Millenium Yama                                      3.1%
         (16) Millenium Majestic                                  2.7%
         Escrowed Proceeds                                       27.5%
                                                                -----
         Total                                                  100.0%
                                                                =====

PROVIDED, HOWEVER, that each Vessel Percentage shall be adjusted in each case upon the occurrence of, and after giving effect to, (i) the acquisition of a Vessel with Escrowed Proceeds (other than a Committed Vessel) and the delivery of a Mortgage with respect to such Vessel, (ii) the delivery of any Qualified Substitute Vessel as part of the Collateral pursuant to the terms of this Indenture, (iii) the delivery of any other Vessel as part of the Collateral,
(iv) an Event of Loss with respect to any Mortgaged Vessel, or (v) the sale of any Mortgaged Vessel (or the termination of any Acquisition Contract in respect of a Committed Vessel prior to the acquisition thereof by the Company), in each case effected in accordance with the terms of this Indenture, to be, for each Vessel that constitutes a Mortgaged Vessel after such an occurrence, the percentage that the most recently calculated Appraised Value of such Mortgaged Vessel bears to the sum of such aggregate Appraised Value of the remaining Mortgaged Vessels and after giving effect to such occurrence plus the amount of Escrowed Proceeds then remaining as part of the Collateral. Notwithstanding the foregoing, if any Vessel Percentage is required to be calculated or adjusted at a time when cash is on deposit with the Trustee as part of the Collateral as a result of the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the amount of such cash on deposit shall be deemed to be the Appraised Value of such Vessel giving rise to such cash on deposit and such Vessel shall be deemed to remain a

Mortgaged Vessel for purposes of such computation or adjustment of Vessel Percentage.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Warrant Agreement" means the Warrant Agreement between Millenium and ChaseMellon Shareholder Services, L.L.C., as warrant agent, dated as of July 15, 1998, as in effect on the Issue Date.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Millenium or one or more Wholly Owned Subsidiaries.

                        SECTION 1.02. OTHER DEFINITIONS.

                                                             Defined in
                  Term                                        Section
                  ----                                        -------

  "Additional Amounts"....................                      4.19
  "Additional Vessel" ....................                      Preamble
  "Affiliate Transaction" ................                      4.08
  "Appendix"..............................                      2.01
  "Bankruptcy Law" .......................                      6.01
  "Committed Vessel" .....................                      Preamble
  "Custodian" ............................                      6.01
  "Escrowed Proceeds".....................                      Preamble
  "Event of Default" .....................                      6.01
  "Excess Proceeds Offer".................                      4.07(c)
  "Excess Proceeds Payment"...............                      4.07
  "Excluded Holder".......................                      2.01
  "Existing Vessel" ......................                      Preamble
  "Extended Tender Date"..................                      4.18
  "legal defeasance option" ..............                      8.01(b)
  "Legal Holiday" ........................                      14.08
  "Loss Date".............................                      4.17(b)
  "Loss Redemption Price".................                      4.17(b)
  "Lost Mortgaged Vessel".................                      4.17(a)
  "Mortgaged Vessel Asset"................                      4.07
  "New Subsidiary Guarantor"..............                      4.14
  "Notification Date".....................                      4.17(a)
  "Obligation"............................                      10.01
  "Offer Amount"..........................                      4.07
  "Offer Period"..........................                      4.07
  "Paying Agent" .........................                      2.03
  "Pledged Collateral"....................                      11.01(a)
  "Pledged Securities"....................                      11.13

  "Pledged Shares"........................                      11.01(a)
  "Proceeds Receipt Date".................                      4.17(a)
  "Purchase Date" ........................                      4.07(d)(1)
  "Redemption Amount".....................                      4.17(b)
  "Registrar".............................                      2.03
  "Release Notice"........................                      12.04
  "Sale Date".............................                      4.17(a)
  "Sale Redemption Price".................                      4.17(b)
  "Sold Mortgaged Vessel".................                      4.17(a)
  "Successor Company" ....................                      5.01
  "Taxes".................................                      4.19
  "Tendered Vessel Owner".................                      4.18
  "Trust Moneys"..........................                      13.01
  "Vessel Tender Date"....................                      4.18

                  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

                  (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued; and

                  (10) whenever in this Indenture or in the Securities there is mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with the purchase of the Securities, (iii) interest, (iv) Accreted Value or (v) any other amount payable on or with respect to any of the Securities, or any payment pursuant to the Subsidiary Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts (as defined) to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.


                                    ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The initial Securities and the Trustee's certificate of authentication shall be substan tially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this

Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti cates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con clusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount at maturity of $100,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount at maturity of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed that amount except as provided in Section 2.06.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities and Banque Generale Du Luxembourg S.A. as the Paying Agent and Transfer Agent in Luxembourg.

                  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar or co-paying agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.07. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.08. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Secur ities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.09. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation.

The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record reten tion requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.10. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.11. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the aggregate principal amount at maturity of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  If the Company is required to redeem Securities pursuant to paragraph 6 of the Securities, it may reduce the principal amount at maturity of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for redeemed or canceled Securities that the Company has not previously delivered to the Trustee for cancelation, it shall deliver such Securities with the notice.

                  The Company shall give each notice to the Trustee provided for in this Section at least sixty (60) days before the redemption date unless the Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of Securities the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. NOTICE OF REDEMPTION. At least thirty (30) days but not more than sixty (60) days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp tion price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and Accreted Value of the particular Securities to be redeemed and if any Security is being redeemed in part, the portion of the principal amount at maturity of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a principal amount at maturity equal to the principal amount at maturity of the Security surrendered less the principal amount at maturity of the portion of the Security redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole cost and expense. In such event, the Company shall provide the Trustee with the information required by this Section and advance to it all costs to be Incurred in connection therewith.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued inter-est on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act applicable to a "foreign private issuer" (as such term is defined in Rule 3b-4 under the Exchange Act), the Company shall file with the SEC and furnish to the Trustee, Holders or prospective Holders, upon request, (i) commencing with respect to the fiscal year ended December 31, 1998, within 120 days after the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) commencing with respect to the fiscal quarter ended September 30, 1998, within 45 days after the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K consisting of unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year).

                  SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto,
(i) the Consolidated Coverage Ratio exceeds 2 to 1 and (ii) the Loan to Value Ratio (as of the most recent Appraisal Date occurring not more than 30 days prior to the date of such Incurrence) does not exceed .85 to 1.

                  (b) In addition, without regard to compliance with the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to a working capital line of credit in an amount which, when added together with the amount of all other Indebtedness Incurred pursuant to this clause (1) and then out standing, does not exceed $7 million; PROVIDED, HOWEVER, that the proceeds of such working capital line of credit will be used solely for working capital requirements, the payment of operating expenses and interest on the Securities;

                  (2) Indebtedness owed to and held by a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

                  (3)  the Securities;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or this clause (5) of this paragraph (b);

                  (6) Hedging Obligations consisting of Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture;

                  (7) Indebtedness Incurred pursuant to Section 5.04(b) or 5.04(c) of the Warrant Agreement;

                  (8) Guarantees of any Indebtedness of a Restricted Subsidiary permitted by Section 4.04; and

                  (9) Indebtedness in an aggregate amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) above or Section 4.03(a)) does not exceed $2 million.

                  (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebted ness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

                  SECTION 4.04. LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except that a Restricted Subsidiary may Incur the following Indebtedness or Preferred Stock:

                  (1) Indebtedness or Preferred Stock issued to and held by a Wholly Owned Subsidiary or the Company; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebted ness or Preferred Stock (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the Restricted Subsidiary;

                  (2)  Guarantees of the Securities;

                  (3) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness or Preferred Stock described in clauses
         (1) or (2) of this Section 4.04);

                  (4) Refinancing Indebtedness in respect of Indebtedness or Preferred Stock Incurred pursuant to clause (2), (3) or this clause (4) of this Section 4.04;

                  (5) Indebtedness or Preferred Stock for the purpose of acquiring additional Vessels; PROVIDED, HOWEVER, that, at the date of such Incurrence and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Consolidated Coverage Ratio shall be at least 2 to 1 and (iii) the Loan to Value Ratio (as of the most recent Appraisal Date occurring not more than 30 days prior to the date of such Incurrence) does not exceed .85 to 1; and

                  (6) Guarantees in respect of Indebtedness Incurred pursuant to
         Section 4.03(b)(1).

                  SECTION 4.05. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the
                  Company from contributions to the Company's capital and the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) in respect of the Committed Vessels, (ii) an issuance or sale to a Subsidiary of the Company and (iii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such issuance or sale is financed with proceeds of debt provided by the Company or any of its Subsidiaries);

                           (C) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

                           (D) an amount equal to the net reduction in
                  Investments in Persons after the Issue Date who are not Restricted Subsidiaries (other than Permitted Investments) resulting from (x) Qualified Proceeds received as a dividend, repayment of a loan (including interest) or advances or other transfer of assets (valued at the fair market value thereof), in each case to the Company or any Restricted Subsidiary from such Persons, (y) Qualified Proceeds received upon the sale or liquidation of such Investment and (z) the redesignation of Unrestricted Subsidiaries whose assets are used or useful in, or which are engaged in, a Shipping Business as Restricted Subsidiaries (valued (proportionate to the Company's direct or indirect equity interest in such Subsidiary) at the fair market value of the net assets of such Subsidiary at the time of such redesignation) not to exceed, in the case of clauses
                  (x), (y) and (z), the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person, which amount was a Restricted Payment.

                  (b) The provisions of Section 4.05(a) shall not prohibit:

                  (i) any acquisition of Capital Stock (including the acquisition of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options) or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a

         Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale to such plan or trust is financed with proceeds of debt provided by the Company or any Subsidiary of the Company); PROVIDED, HOWEVER, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.05(a)(3)(B);

                  (ii) any purchase, repurchase, redemption, defeas ance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any acquisition of the Warrants or Warrant Shares (as such terms are defined in the Warrant Agreement) made in exchange for Subordinated Obligations of the Company issued pursuant to the indenture attached as an exhibit to the Warrant Agreement as described in Section 5.04 of the Warrant Agreement; PROVIDED, HOWEVER, that no Default or Event of Default shall have occurred and be continuing; PROVIDED FURTHER, HOWEVER, that such acquisition shall be excluded from the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.05; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that the declaration of such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (v) the repurchase, redemption or other acquisition of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), or amounts paid to Parent on account of any such repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent held by any present or former employees or directors of Parent or the Company pursuant to the terms of agreements (including employ ment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed $500,000 in any calendar year (PROVIDED that to the extent that less than $500,000 of such Capital Stock is so repurchased, redeemed or acquired in a given year, the difference between $500,000 and such amount shall be added to the amount available to Parent, the Company and its Subsidiaries for repurchases, redemptions and acquisitions in future years (subject to a maximum in any calendar year of $1.0 million)); PROVIDED FURTHER, HOWEVER, that such repurchases, redemptions and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (vi) payments by the Company's Subsidiaries (whether in existence on the Issue Date or subsequently acquired or formed) to the Parent pursuant to the terms of the New Management Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED FURTHER, HOWEVER, that no Default or Event of Default shall have occurred and be continuing;

                  (vii) payments to the Parent pursuant to the Advisory Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED FURTHER, HOWEVER, that no Default or Event of Default shall have occurred and be continuing;

                  (viii) payments to Parent to enable Parent to pay foreign, federal, state or local tax liabilities to the appropriate taxing authorities, not to exceed the amount of any tax liabilities that would otherwise be payable by the Company and its Subsidiaries on a consolidated basis if they filed separate tax returns, to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries; PROVIDED, HOWEVER, that such payments shall be included in the calculation of the amount of Restricted Payments; or

                  (ix) the payment of dividends on the Company's common stock, following the first Public Equity Offering, (A) of up to 6% per annum of the Net Cash

         Proceeds received by the Company from such public offering of its common stock or (B) in an amount to enable Parent to pay dividends on its capital stock of up to 6% per annum of the Net Cash Proceeds actually received by the Company from such public offering of Parent's common stock as common equity or preferred equity (other than Disqualified Stock), PROVIDED, HOWEVER, that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends; and PROVIDED, FURTHER, HOWEVER, that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.06. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or acquired by the Company (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and out standing on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i) or (ii) of this
         Section 4.06 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.06 or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (v) in the case of clause (c) above, restrictions contained in
         (A) security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or (B) joint venture or similar agreements to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages or joint venture agreements or require the assignment of earnings attributable to such property; and

                  (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                  SECTION 4.07. LIMITATION ON SALES OF ASSETS; EXCESS PROCEEDS OFFERS. (a) The Company shall not, and shall not permit any Subsidiary Guarantor to, sell, assign, convey, transfer or otherwise dispose of a Mortgaged Vessel or any other portion of the Collateral (other than an Incidental Asset); PROVIDED, HOWEVER, that a Subsidiary Guarantor may sell a Mortgaged Vessel (at the option of such Subsidiary Guarantor, together with the applicable Charters, freights and hires and other related agreements) or the Company may sell all the Capital Stock of a Subsidiary Guarantor (any such asset proposed to be sold is referred to herein as a "Mortgaged Vessel Asset") if such sale of a Mortgaged Vessel Asset shall be made in compliance with each of the following conditions:

                  (i) no Default shall have occurred and be continuing;

                  (ii) the sale or transfer shall be effected in a commercially reasonable manner as determined by the Board of Directors and evidenced by a board resolution;

                  (iii) 80% of such consideration for such sale shall be cash or Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or a Restricted Subsidiary (PROVIDED that the Company or such Restricted Subsidiary is released from all liabilities thereunder), which aggregate consideration shall be not less than the Appraised Value of such Mortgaged Vessel Asset; PROVIDED, HOWEVER, that 100% of such consideration shall be used to calculate "Net Available Cash" for purposes of clause (iv) below; PROVIDED FURTHER, HOWEVER, that any securities, notes or other obligations received by the Company or any Subsidiary Guarantor from the transferee of the Mortgaged Vessel Asset that are promptly converted by the Company or such Subsidiary Guarantor into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (iii);

                  (iv) funds in an amount equal to the Net Available Cash shall be paid in full directly to the Trustee as Collateral and shall be received by the Trustee free of any Lien (other than the Lien of this Indenture and the Security Agreements) but shall not constitute Escrowed Proceeds; and

                  (v) the Company shall have complied with the other provisions of this Indenture and the Security Agreements applicable to such sale.

                  The Company shall apply the proceeds from such sale as described above under Section 4.17 and Section 4.18.

                  (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by paragraph (a) above) unless (x) (A) such Asset Sale is by the Company (other than the Capital Stock of a Subsidiary Guarantor) or by a Restricted Subsidiary that is not a Subsidiary Guarantor or (B) such Asset Sale is the sale of an Incidental Asset and (y) in the event and to the extent that the Net Available Cash received by the Company or any of its Restricted Subsidiaries from one or more of such Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceeds $10 million, then the Company shall, or shall cause a Restricted Subsidiary to, within 30 days after the date Net Available Cash so received exceeds $10 million in any period of 12 consecutive months, apply an amount equal to such Net Available Cash either (i) toward a Permitted Excess Cash Use or (ii) treat (no later than the end of such 30-day period) such excess Net Available Cash (to the extent not applied pursuant to clause (i) above) as Excess Proceeds.

                  (c) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below), totals at least $10 million, the Company shall, not later than the fifteenth Business Day of such month, make an offer (a "Excess Proceeds Offer") to purchase from the holders



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                                                                              55


pursuant to and subject to the conditions contained in Section 4.07(d) on a pro rata basis an aggregate Accreted Value of Securities equal to the Excess Proceeds available on such first day of the month, at a purchase price equal to 100% of their Accreted Value, plus, in each case, accrued interest (if any) to the date of purchase (an "Excess Proceeds Payment").

                  (d) (1) Promptly, and in any event within 15 calendar days after the Company becomes obligated to make an Excess Proceeds Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event such Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the Accreted Value. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 20-F (including audited consolidated financial statements) of the Company, the most recent subsequently filed Current Report on Form 6-K of the Company, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of this Indenture. By not later than 4:00 p.m. (New York time) on such date, the Company shall also irrevocably deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or by 9:00 a.m. (New York time) on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation, by no later than 10:00 a.m. (New York time) on the next Business Day, the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Paying Agent is less than the Offer Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company at the address specified in the notice at least three (3) Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate Accreted Value of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in princi pal amount at maturity to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company notifies the Trustee which Securities are to be accepted for purchase and delivers the same to the Trustee, the Company shall also deliver an Officers' Certificate stating that such Securities (or portions thereof) are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, mails or delivers payment therefor to the surrendering Holder.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

                  SECTION 4.08. LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Shipping Business.

                  SECTION 4.09. LIMITATION ON AFFILIATE TRANS ACTIONS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,
(ii) if such Affiliate Transaction involves an amount in excess of $1 million,
(1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $5 million, have been determined by a reasonably appropriate independent qualified Appraiser, given the size and nature of the transaction, to be fair, from a financial standpoint, to Millenium and its Restricted Subsidiaries (which, in the case of an Affiliate Transaction or series of Affiliate Transactions involving the purchase or sale of a Mortgaged Vessel by the Company or a Restricted Subsidiary in exchange for consideration in which $2 million or less consists of non-cash consideration, may be satisfied by delivery of a certificate of an Appraiser stating that (x) in the case of the purchase of a Mortgaged Vessel, the consideration paid does not exceed the Appraised Value of such Mortgaged Vessel or (y) in the case of the sale of a Mortgaged Vessel, the consideration received is at least equal to the Appraised Value of such Mortgaged Vessel; PROVIDED, HOWEVER, that any securities, notes or other obligations received by Millenium or any Subsidiary Guarantor from the transferee of the Mortgaged Vessel Asset that are promptly converted by the Company or such Subsidiary Guarantor into cash (to the extent of the cash received), shall be deemed to constitute cash consideration for purposes of this provision).

                  (b) The provisions of Section 4.09(a) shall not prohibit (i) any Permitted Investment or Restricted Payment permitted to be paid pursuant to
Section 4.05, (ii) any issuance of securities or other customary employee benefits pursuant to employment arrangements approved by the Board of



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                                                                              58


Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,
(iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $100,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees and other benefits to directors of the Company and its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Qualified Restricted Subsidiary or between Qualified Restricted Subsidiaries, (vii) entering into and the performance of the New Management Agreement and (viii) entering into and the performance of the Advisory Agreement.

                  SECTION 4.10. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell or otherwise dispose of any Capital Stock (other than Qualified Preferred Stock) of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.05 if made on the date of such issuance, sale or other disposition, (iv) to directors or other Persons of qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law, (v) the issuance or sale of Capital Stock of a Subsidiary Guarantor that has a class of equity security registered under Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors, (vi) other than with respect to shares of Capital Stock of a Subsidiary Guarantor, to management employees of Millenium or a Restricted Subsidiary pursuant to the exercise of stock options or stock appreciation rights; and (vii) other than with respect to shares of Capital Stock of a Subsidiary Guarantor, to Persons who are entering into joint ventures or other similar business relationships with Millenium or any Subsidiary other than a Subsidiary Guarantor.

                  SECTION 4.11. LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at



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                                                                              59


the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; PROVIDED, HOWEVER, that no Lien that secures Indebtedness (other than the Securities and Indebtedness Incurred pursuant to Section 4.03(b)(1) and
Section 4.04(6)) may be Incurred or permitted to exist on any of the Collateral.

                  SECTION 4.12. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 or Section 4.04 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with Section 4.07.

                  SECTION 4.13. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.13(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than sixty (60) days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appro priate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a principal amount at maturity equal to the principal amount at maturity of the Security surrendered less the portion of the principal amount at maturity of the Security purchased.

                  (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Company shall comply, to the extent appli cable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.14. FUTURE SUBSIDIARY GUARANTORS. To the extent that, after the Issue Date, the Company acquires the Committed Vessels or the Additional Vessels with the Escrowed Proceeds, each such Committed Vessel or Additional Vessel shall be acquired by a newly formed Wholly Owned Subsidiary (the "New Subsidiary Guarantor") and the Company shall cause such New Subsidiary Guarantor prior to or contemporaneously with the acquisition of such Committed Vessel or Additional Vessel, as the case may be, to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such New Subsidiary Guarantor will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture, to execute a Mortgage in favor of the Collateral Agent or the Trustee pursuant to which such acquired Committed Vessel or Additional Vessel shall thereafter be a Mortgaged Vessel for all purposes under this Indenture, to execute an Insurance Assignment (each substantially in the form attached as an Exhibit to the Escrow Agreement) in favor of the Trustee and to satisfy such other conditions set forth in the Escrow Agreement.

                  SECTION 4.15. IMPAIRMENT OF SECURITY INTEREST. The Company shall not, and shall not permit any Subsidiary Guarantor to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Securityholders, and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Securityholders, and other than the holder of Indebted ness Incurred and outstanding pursuant to Section 4.03(b)(i) and Section 4.04(6), any interest whatsoever in any of the Collateral.

                  SECTION 4.16. AMENDMENTS TO SECURITY AGREEMENTS. The Company shall not, and shall not permit any Subsidiary Guarantor to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Agreements in any way that would be adverse to the Securityholders.

                  SECTION 4.17. APPLICATION OF PROCEEDS UPON SALE OR LOSS OF A MORTGAGED VESSEL. (a) If either:

                  (1) a Mortgaged Vessel or the Capital Stock of a Subsidiary Guarantor is sold in compliance with Section 4.07(a) (the Mortgaged Vessel so sold or owned by the Subsidiary Guarantor whose Capital Stock is so sold being the "Sold Mortgaged Vessel"), or

                  (2) an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the "Lost Mortgaged Vessel"),

then within sixty (60) days after the date title of the Mortgaged Vessel passes to the buyer (such date being the "Sale Date"), in the case of a sale, or within 60 days after the date such Event of Loss was deemed to have occurred (the "Loss Date"), the Company shall give written notice (such date of notice being the "Notification Date") to the Trustee whether it elects to redeem Securities in connection with such sale or Event of Loss; PROVIDED, HOWEVER, that if a Default shall have occurred and be continuing on the Notification Date, the Company shall redeem Securities in accordance with Section 4.17(c).

                  Upon the receipt by the Company or a Subsidiary Guarantor of the Net Available Cash attributable to a Sold Mortgaged Vessel or of the Net Event of Loss Proceeds attributable to a Lost Mortgaged Vessel, such amounts shall be deposited with the Trustee pursuant to Article 13 and shall constitute Collateral pending application in accordance with Section 4.17(c).

                  (b) If the Company elects to (or is required to) redeem Securities, the Company shall apply Net Available Cash or Net Event of Loss Proceeds, as the case may be, not later than 60 days after the date (the "Proceeds Receipt Date") of the receipt of such funds in an amount (the "Redemption Amount") at least equal to the Vessel Percentage applicable to the Sold Mortgaged Vessel as of the Sale Date or the Lost Mortgaged Vessel as of the Loss Date, as the case may be, multiplied by the Accreted Value of the Securities outstanding on the Sale Date or the Loss Date, as the case may be (PROVIDED HOWEVER, that if a Default shall have occurred and be continuing on the Notification Date, the amount required to be applied by the Company to redeem Securities shall equal the greater of such Redemption Amount and such Net Available Cash or Net Event of Loss Proceeds, as the case may be; PROVIDED FURTHER, HOWEVER, that if the Loan to Value Ratio (calculated to include in the numerator thereof the then outstanding amount of Indebtedness under any working capital facility to the extent such Indebtedness is secured by a prior Lien on the Mortgaged Vessels) would be less than 0.8 to 1.0 after giving effect to the disposition of such Sold Mortgaged Vessel and the redemption of Securities using the lesser of the Redemption Amount and the Net Available Cash, then the amount required to be applied by the Company to redeem Securities shall equal the lesser of



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                                                                              63


the Redemption Amount and such Net Available Cash), to redeem as much principal amount of Securities as can be redeemed at the Sale Redemption Price (as defined below) or the Loss Redemption Price (as defined below), as the case may be.

         The "Sale Redemption Price" means, per $1,000 principal amount at maturity of Security, the sum of (a) the greater of (i) 100% of the Accreted Value of such Security and (ii)(x) if such redemption date is on or after July 15, 2003, the redemption price then applicable as described in paragraph 5 of the Securities or (y) if such redemption date is prior to July 15, 2003, the sum of (1) the remaining scheduled payments of interest on such Security through July 15, 2003 and (2) the redemption price of such Security on July 15, 2003 as described in paragraph 5 of the Securities, in each case as discounted to their present values to the redemption date on a semiannual basis (assuming a 360-day year consisting of 12 30-day months) at a rate equal to the Treasury Rate plus 50 basis points, and (b) accrued and unpaid interest on such Security to the redemption date.

         The "Loss Redemption Price" means, per $1,000 principal amount at maturity of Security, the sum of (a) 100% of the Accreted Value of such Security and (b) accrued and unpaid interest on such Security to the redemption date.

                  (c) On the redemption date attributable to a Sold Mortgaged Vessel or a Lost Mortgaged Vessel, the Trustee shall apply the applicable Net Available Cash or the applicable Net Event of Loss Proceeds then on deposit with it pursuant to Article 13 (together with any funds the Company delivers to the Trustee to the extent necessary to pay the Sale Redemption Price or the Loss Redemption Price for the Securities to be redeemed) to pay the Sale Redemption Price or the Loss Redemption Price to the holders of Securities being redeemed. To the extent that after the Sale Redemption Price or the Loss Redemption Price has been paid with respect to all Securities to be redeemed in respect of such Sold Mortgaged Vessel or Lost Mortgaged Vessel, as the case may be, any Net Available Cash or Net Event of Loss Proceeds remains on deposit with the Trustee and no Default has occurred and is continuing, such Net Available Cash or Net Event of Loss Proceeds shall be released to the Company upon its written request, free of the lien of this Indenture and the Mortgages and such funds may, at the option of the Company, be used by the Company for any purpose not otherwise prohibited by this Indenture, including the making of Restricted Payments.

                  SECTION 4.18. TENDER OF A QUALIFIED SUBSTITUTE VESSEL. In the event that the Company elects, with respect to a Sold Mortgaged Vessel or a Lost Mortgaged Vessel, not to redeem Securities as described under Section 4.17, then



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                                                                              64


within seven months after the Proceeds Receipt Date, the Company shall tender to the Trustee (or the Collateral Agent) as part of the Collateral a Qualified Substitute Vessel; PROVIDED, HOWEVER, that if Net Available Cash attributable to a Sold Mortgaged Vessel or Net Event of Loss Proceeds attributable to a Lost Mortgaged Vessel is less than $5 million, the Company or such Restricted Subsidiary, at its option, may defer the tender of a Qualified Substitute Vessel until the date (the "Extended Tender Date") that is three months after the aggregate of all such amounts not applied to tender Qualified Substitute Vessels equals or exceeds $5 million, at which time the Company or such Restricted Subsidiary shall use the unused Net Available Cash or Net Event of Loss Proceeds to tender a Qualified Substitute Vessel on or before the Extended Tender Date; and PROVIDED, FURTHER, that if, at any time prior to the date on which the Company or a Restricted Subsidiary enters into a binding agreement with respect to the purchase of a Qualified Substitute Vessel, a Default shall occur, the Company shall thereupon instead become obligated to redeem Securities in accordance with the provisions of Section 4.17. Net Available Cash or Net Event of Loss Proceeds, as the case may be, attributable to such Sold Mortgaged Vessel or such Lost Mortgaged Vessel, as the case may be, shall be made available to the Company or any Restricted Subsidiary pursuant to the terms, and subject to the conditions, of this Indenture and the Security Agreements to make any deposits in respect of, or to consummate the purchase of, the Qualified Substitute Vessel, and to pay related fees and expenses and make upgrades and repairs thereon. To the extent that any such Net Available Cash or Net Event of Loss Proceeds remain on deposit with the Trustee after the tender of the Qualified Substitute Vessel and no default shall have occurred and be continuing, such funds shall be released to the Company upon its written request, free of the Lien of this Indenture and the Security Agreements, and such funds, at the option of the Company, may be used by the Company for any purpose not otherwise prohibited by this Indenture, including the making of Restricted Payments.

         On the date on which a Qualified Substitute Vessel is tendered to the Trustee or the Collateral Agent, as the case may be as part of the Collateral (a "Vessel Tender Date") following a sale of or an Event of Loss with respect to, a Mortgaged Vessel, the Company shall deliver to the Trustee or the Collateral Agent, as the case may be, or shall cause the owner of such Qualified Substitute Vessel, which shall be a Wholly Owned Subsidiary of the Company (the "Tendered Vessel Owner"), to deliver to the Trustee or the Collateral Agent, as the case may be, the following documents and certificates:

                  (i) a Guarantee Agreement substantially in the form attached to the Escrow Agreement;



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                                                                              65


                  (ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Qualified Substitute Vessel dated the Vessel Tender Date in favor of the Trustee (or the Collateral Agent) and an Insurance Assignment, each substantially in the form attached to the Escrow Agreement (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to such Mortgage and the Insurance Assignment substantially in the form attached to the Escrow Agreement; and

                  (iii) written appraisals by two independent Appraisers of the value of such Qualified Substitute Vessel as of a date within 60 days prior to the Vessel Tender Date.

                  SECTION 4.19. ADDITIONAL AMOUNTS. (a) If the Company or any Subsidiary Guarantor (or any successor of either), as applicable, is required by law or by the interpretation or administration thereof by the relevant government authority or agency to withhold or deduct any amount for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Cayman Islands, Liberia, Cyprus or any other jurisdiction in which the Company or any of its Subsidiary Guarantors is incorporated or resident for tax purposes or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of the Company or any Subsidiary Guarantor) (hereinafter "Taxes") from any payment made under or with respect to the Securities or any Subsidiary Guarantee, as applicable, unless the Company or the Subsidiary Guarantors, as applicable, are required to withhold or deduct Taxes by law or by interpretation or administration thereof by the relevant government authority or agency, the Company or such Subsidiary Guarantor (or any successor of either), as applicable shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that no Additional Amounts shall be payable with respect to payments made to a Holder (an "Excluded Holder") in respect of a beneficial owner (i) which is subject to such Taxes by reason of its being connected with the Cayman Islands, Liberia, Cyprus or any jurisdiction in which the Company or any of its Subsidiary Guarantors is incorporated or resident for tax purposes otherwise than by the mere holding of Securities or the receipt of payments thereunder (or under the related Subsidiary Guarantee),
(ii) which presents any Security for



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                                                                              66


payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Security for payment on any day during the applicable 60-day period, including the last day of the applicable 60-day period, (iii) which failed to duly and timely comply with a reasonable, timely request of the Company to provide information, documents or other evidence concerning the Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Cayman Islands, Liberia, Cyprus or any jurisdiction in which the Company or any of its Subsidiary Guarantors is incorporated or resident for tax purposes or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (iii), (iv) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (v) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Security or the Subsidiary Guarantees, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Security or
(vi) any combination of the foregoing numbered clauses of this proviso. The Company or the Subsidiary Guarantors (or any successor of either), as applicable, shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law.

                  (b) The Company or the Subsidiary Guarantors (or any successor of either), as applicable, shall furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Subsidiary Guarantors (or any successor of either), as applicable, in such form as provided in the normal course by the taxing authority imposing such Taxes and in such form as is legally sufficient to obtain foreign tax credits for United States Federal income tax purposes. The Trustee shall make such evidence available to the Holders upon request. The Company or the Subsidiary Guarantors (or any successor of either), as applicable, shall upon written request of each Holder (other than an Excluded Holder),



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                                                                              67


reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities or the Subsidiary Guarantees, as applicable, and (ii) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

                  (c) Whenever in this Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase prices in connection with a purchase of Securities, (c) interest or (d) any other amount payable on or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be pay able in respect thereof.

                  (d) The Company or the Subsidiary Guarantors (or any successor of either) shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Securities or the Subsidiary Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands, Liberia, Cyprus or any jurisdiction in which the Company or any of the Subsidiary Guarantors is incorporated or resident for tax purposes, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and hereby indemnifies the Holders for any such taxes paid by such Holders. The foregoing obligations shall survive any termination, defeasance or discharge of this Indenture.

                  SECTION 4.20. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).




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                                                                              68


                  SECTION 4.21. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE 5

                                SUCCESSOR COMPANY

                  SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one trans action or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under (a) the laws of the United States of America, any State thereof or the District of Columbia, (b) the laws of Cyprus, Liberia or the Cayman Islands or (c) the laws of any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Security Agreements;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary thereof as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, either (a) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio of the Successor Company is equal to or greater than that of the Company immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                  (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  Notwithstanding the foregoing clauses (ii) through (iv), (a) any Wholly Owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person (other than the Company or another Subsidiary Guarantor) unless:

                  (i) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person, whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officer's Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.07 in respect of such disposition and deliver such documents as are reasonably requested by the Trustee, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of (a) the United States of America, or any State thereof or the District of Columbia, (b) the Republic of Liberia, (c) the



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                                                                              70


         Commonwealth of The Bahamas, (d) Cyprus, (e) the Republic of Panama or
         (f) the laws of any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and under the Security Agreements;

                  (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, required purchase, declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities.

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
         4.17, 4.18 or 4.19 (other than a failure to purchase Securities when required under Section 4.07 or 4.13) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) or in the



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                                                                              71


         Security Agreements, or the occurrence of an event of default under a Mortgage after the lapse of any applicable grace period and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million, or its foreign currency equivalent at the time;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any applicable Bankruptcy Law or:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $5 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a



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                                                                              72


         period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

                  (10) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

                  (11) the security interest under the Security Agreements shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar law having jurisdiction over the Company, for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount at maturity of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. CONTROL BY MAJORITY. Holders of a majority in principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount at maturity of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount at maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60- day period.

                  (6) a Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the



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                                                                              75


Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal (equal to Accreted Value) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company or to whomsoever shall be entitled thereto.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.




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                                                                              76


                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount at maturity of the Securities.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatso ever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Documents and no implied covenants or obligations shall be read into this Indenture and the Security Documents against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the



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                                                                              77


         Trustee and conforming generally to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time upon demand reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon demand for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, and thereupon shall be relieved of all further obligations and duties hereunder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIAss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIAss. 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. DISCHARGE OF LIABILITY ON SECURI TIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14,
4.15, 4.16, 4.17, 4.18 and 4.19 and the operation of Sections 6.01(4), 6.01(6),
6.01(7), 6.01(8) and 6.01(9) 6.01(10) and 6.01(11) (but, in the case of Sections
6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and (iv) and 5.01(b) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) 6.01(10) and
6.01(11)(but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iii) or (iv) and Section 5.01(b). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee and the Security Agreements.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certifi cate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvest ment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Secur ities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Offi cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGA TIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the princi pal and interest received on such U.S. Government Obliga tions.

                  SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8;

PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of Sec tion 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to provide additional security for the Securities.

                  (5) to add guarantees with respect to the Secur ities, including any Subsidiary Guarantees, or to secure the Securities;

                  (6) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. WITH CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any changes in the Security Agreements or in Articles 10, 11, 12 or 13 that adversely affect the Holders or would terminate the Lien of this Indenture of any Security Agreement on any property subject thereto or deprive the Holder of the security afforded by the Lien of this Indenture or the Security Agreements; or

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURI TIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

                  SECTION 10.01. GUARANTEES. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Security Agreements and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Security Agreements and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpay ment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the fore going, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid



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amount of such Obligations, (ii) accrued and unpaid interest on such Obligations
(but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwith standing, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may



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have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. RELEASE OF SUBSIDIARY GUARANTOR. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) in compliance with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request and sole cost and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.


                                   ARTICLE 11

                               PLEDGED COLLATERAL

                  SECTION 11.01. GRANT OF SECURITY INTEREST. (a) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Indenture pursuant to Section 11.05 (the "Pledged Collateral"):

                  (i) all shares of Capital Stock of the Subsidiary Guarantors now owned or hereafter acquired by the Company, which on the date hereof are identified on Schedule I hereto (collectively, the "Pledged Shares");

                  (ii) all certificates representing any of the Pledged Shares; and

                  (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.



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                  (b) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Subsidiary Guarantors hereby grant to the Trustee, for the benefit of the Holders, a security interest in all their rights, titles and interests in and to the Mortgaged Collateral.

                  SECTION 11.02. DELIVERY OF COLLATERAL. Any and all cash, certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time after the occur rence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all the Pledged Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of different denominations.

                  The Company shall use its best efforts to ensure that the certificates representing the Pledged Shares are registered in the name of the Trustee with the appropriate authorities having jurisdiction over the Company or any of the Subsidiary Guarantors.


                  SECTION 11.03. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants on the Issue Date as follows:

                  (a) the Company is the record and beneficial owner of the applicable Pledged Shares described on Schedule I, free and clear of any Lien, except for the Lien created by this Indenture;

                  (b) the Company has full corporate power, authority and legal right to pledge all the Pledged Collateral pledged by it pursuant to this Indenture;

                  (c) the Pledged Shares described on Schedule I have been duly authorized and are validly issued, fully paid and nonassessable;

                  (d) the pledge in accordance with the terms of this Indenture creates a valid and perfected first priority Lien on the Pledged Collateral securing the payment and performance of the Obligations;




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                                                                              93


                  (e) the shares described in Schedule I hereto represent 100.0% of the shares of Capital Stock of the Subsidiary Guarantors; and

                  (f) there are no existing options, warrants, calls or commitments of any character relating to any author ized and unissued Capital Stock of any Subsidiary Guarantor.

                  SECTION 11.04. FURTHER ASSURANCES. The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the foregoing, the Company shall, (i) at the time of the issuance by a Subsidiary Guarantor of any shares of Capital Stock after the Issue Date, deliver 100.0% of such shares to the Trustee as Pledged Collateral and provide to the Trustee a revised Schedule I, and (ii) at the time of any release of Pledged Shares pursuant to Section 11.05, provide to the Trustee a revised Schedule I. Any such revised Schedule shall reflect any changes made necessary by the applicable acquisition or release, at which time the Company shall be deemed to make their representations and warranties set forth in paragraphs (a) through (f) of
Section 11.03 with respect to such Schedule, as so revised.

                  SECTION 11.05. DIVIDENDS; VOTING RIGHTS; RELEASE OF COLLATERAL. (a) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company shall be entitled to receive and retain all dividends and other distributions paid in respect of the Pledged Shares owned by the Company; PROVIDED, HOWEVER, that the provisions of this Indenture, including Section 4.05, shall in all respects govern the Company's use or other disposition of such cash or other property. Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section 11.05, and any other cash constituting Collateral delivered to the Trustee, shall be invested, at the written direction of the Company, by the Trustee in Temporary Cash Investments.

                  (b) Upon the occurrence and during the continuance of a Default and upon written notice thereof from the Trustee to the Company, the Trustee shall be entitled to receive and retain as Collateral all dividends paid and distributions made in respect of the Pledged Shares, whether so paid or made before or after any Default. Any such dividends shall,



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if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company, and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

                  (c) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company shall be entitled to exercise any and all voting and other consensual rights relating to Pledged Shares or any part thereof for any purpose; PROVIDED, HOWEVER, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture, the Security Agreements or the Securities.

                  (d) Upon the occurrence and during the continuance of a Default, all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11.05(c) shall cease upon notice from the Trustee to the Company and upon the giving of such notice all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 11.05(d), and to receive all dividends and distributions which it may be entitled to receive under Section 11.05(b), the Company shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

                  (f) Notwithstanding anything to the contrary in this Article 11, upon satisfaction by the Company of the conditions set forth in Article 8 to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Pledged Collateral shall be released without any further action on the part of the Trustee or any other Person. In addition, in connection with any release of a Subsidiary Guarantor pursuant to Section 10.06, the pledge of the Capital Stock of such Subsidiary Guarantor pursuant to this
Article 11 shall be released and the security interest in the Mortgaged Collateral shall be released without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver appropriate instruments evidencing any release pursuant to this Section 11.05(f).




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                                                                              95


                  SECTION 11.06. TRUSTEE APPOINTED Attorney-in-Fact. The Company hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead of the Company, and in the name of the Company or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article 11, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

                  SECTION 11.07. TRUSTEE MAY PERFORM. If the Company fails to perform any agreement contained in this Article 11, the Trustee may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.07.

                  SECTION 11.08. TRUSTEE'S DUTIES. The powers conferred on the Trustee under this Article 11 are solely to protect its interest in the Pledged Collateral and Mortgaged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral and Mortgaged Collateral in its possession and the accounting for moneys actually received by it under this Article 11, the Trustee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral and Mortgaged Collateral.

                  SECTION 11.09. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or else where, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all the Pledged Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the



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                                                                              96


extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribu tion or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circum stances, agree that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

                  SECTION 11.10. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 6.02 (so long as such acceleration has not been rescinded), any cash held by the Trustee as Pledged Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

                  SECTION 11.11. CONTINUING LIEN. Except as provided in Section 11.05, this Indenture shall create a



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                                                                              97


continuing Lien on the Pledged Collateral that shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Company and its successors and assigns and (iii) enure to the benefit of the Trustee and its successors, transferees and assigns.

                  SECTION 11.12. CERTIFICATES AND OPINIONS. The Company shall comply with (a) TIAss. 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIAss. 314(d), relating to the release of Pledged Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Pledged Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIAss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIAss. 314(d).

                  SECTION 11.13. ADDITIONAL AGREEMENTS. The Company agrees that, upon the occurrence and during the continuance of a Default hereunder, it will, at any time and from time to time, upon the written request of the Trustee, use its best efforts to take or to cause the issuer of the Pledged Shares and any other securities distributed in respect of the Pledged Shares (collectively with the Pledged Shares, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Securities. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Company or the issuer of such Pledged Securities by the Trustee or any Holder expressly for use therein. The Company further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Trustee and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.



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                                                                              98


The Company will bear all costs and expenses of carrying out its obligations under this Section 11.13. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section
11.13 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 11.13 may be specially enforced.


                                   ARTICLE 12

                               SECURITY AGREEMENTS

                  SECTION 12.01. COLLATERAL AND SECURITY Agreements. (a) To secure the due and punctual payment of the Obliga tions, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee have entered or will enter, into the Security Agreements. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Agreements. Each Holder, by accepting a Security, shall be deemed to have agreed to all the terms and provisions of the Security Agreements.

                  (b) As set forth in the Security Agreements, the holders of Secured Debt (as such term is defined in the Collateral Agency Agreement) have rights in and to the Mortgaged Collateral that are prior to the rights of the Holders of the Securities. As among the Holders of the Securities, the Mortgaged Collateral shall be held for the equal and ratable benefit of such holders without preference, priority or distinction of any thereof over any other.

                  (c) The Company, the Trustee, The Bank of New York, as lender, and the Collateral Agent have entered into the Collateral Agency Agreement. By their acceptance of the Securities, the Holders of the Securities shall be deemed (i) to have authorized the Trustee to enter into such Collateral Agency Agreement and (ii) to be bound thereby. The Trustee has appointed the Collateral Agent as its agent under the Collateral Agreement, and the Collateral Agent is thereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee thereunder.

                  SECTION 12.02. RECORDING; ANNUAL OPINIONS. (a) The Company and the Subsidiary Guarantors will take or cause to be taken all action required to maintain, preserve and protect the Lien on the Mortgaged Collateral granted by the Security Agreements, including causing the Mortgages and any other Security Agreement, instruments of further assur-ance and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed, and will execute and file statements and cause to be issued and filed statements, all in such manner and in such places and at such times as are prescribed in the Escrow Agreement or in this Indenture as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Agreements to the Collateral.

                  The Company and the Subsidiary Guarantors will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Agreements, any amendments thereto and any other instruments of further assurance.

                  (b) The Company and the Subsidiary Guarantors shall furnish to the Collateral Agent or the Trustee:

                  (i) on the Issue Date or as soon as practicable after the execution and delivery of this Indenture, an Opinion of Counsel either
         (a) to the effect that, in the opinion of such Counsel, this Indenture and the assignment of the Collateral intended to be made by the Security Agreements and all other instruments of further assurance or assignment have been properly recorded, registered and filed (or proper provision has been made for such recording, registration and filing) to the extent necessary to make effective the Lien created by such Security Agreements and reciting the details of such action, and stating that as to the Lien created pursuant to such Security Agreements, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), and further stating that all statements have been executed and filed (or proper provision has been made for such filing) that are necessary fully to preserve and protect the rights of the Holders and the Trustee with respect to the Lien under this Indenture and such Security Agreements, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien; and

                  (ii) on or before July 15 in each year beginning with July 15, 1999, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Agreements and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Agreements and reciting with respect to such Lien the details of such action or referencing to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Agreements with respect to such Lien, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Lien.

                  SECTION 12.03. DISPOSITION OF COLLATERAL WITHOUT RELEASE. (a) Notwithstanding the provisions of Section 12.04, so long as no Event of Default shall have occurred and be continuing, the Company and the Subsidiary Guarantors, as appropriate, may, without any release or consent by the Collateral Agent or the Trustee:

                  (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of this Indenture and the Security Agree ments, which may have become worn out or obsolete, not exceeding in aggregate value in any one calendar year $500,000, or which may constitute an Incidental Asset, upon substituting for the same other machinery, equip ment, furniture, apparatus, tools or implements, materials or supplies or other similar property not necessarily of the same character but of at least equal value to the Company as, and costing not less than the amount realized from, the Collateral disposed of, which shall forthwith become, without further action, subject to the Lien of this Indenture and the Security Agreements;

                  (ii) grant rights-of-way and easements over or in respect of the real property; PROVIDED, HOWEVER, that such grant will not, in the reasonable opinion of the Board of Directors, materially impair the usefulness of such property in the conduct of the Company's business and will not be prejudicial to the Holders of the Securities;

                  (iii) abandon, terminate, cancel, release or make alterations in or substitutions of any contracts subject to the Lien of this Indenture and any of the Security Agreements; PROVIDED, HOWEVER, that any altered or substituted contracts shall forthwith, without further action, be subject to the Lien of this Indenture and the



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         Security Agreements to the same extent as those previously existing;

                  (iv) surrender or modify any franchise, license or permit subject to the Lien of this Indenture and any of the Security Agreements which it may own or under which it may be operating; PROVIDED, HOWEVER, that, after the surrender or modification of any such franchise, license or permit, the Company or the applicable Subsidiary Guarantor shall still, in the reasonable opinion of the Board of Directors of the Company, be entitled, under some other or without any franchise, license or permit, to conduct its business as it was operating immediately prior to such surrender or modification;

                  (v) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; PROVIDED, HOWEVER, that such alteration, repair or replacement shall comply with the terms of the Security Agreements and will not, in the reasonable opinion of the Board of Directors, be prejudicial to the interests of the Holders of the Securities; or

                  (vi) demolish, dismantle, tear down, abandon or scrap any portion of the Collateral (other than land or interests in land (other than leases) and other than the Mortgaged Vessels), if in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, such demolition, dismantling, tearing down, abandoning or scrapping is in the best interests of the Company and the fair market value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be impaired;

                  (b) In the event that the Company or a Subsidiary Guarantor has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 12.03 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Security Agreements, the Trustee, at the Company's expense, shall execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 12.03 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee and (ii) an Opinion of



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                                                                             102


Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or the Subsidiary Guarantor in conformity with a designated subsection of Section 12.03(a) (specifying which subsection) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, disposition or other disposition under this Section 12.03.

                  SECTION 12.04. RELEASE OF COLLATERAL. In addition to its rights under Section 12.03, the Company shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys, which are subject to release from the Lien of this Indenture and the Security Agreements as provided under Article 13), upon compliance with the requirements and conditions of this Section 12.04,
Section 4.07 and Section 4.17, and the Trustee, at the Company's sole cost and expense, shall release the same from the Lien of this Indenture and the Security Agreements upon receipt by the Trustee of a Release Notice requesting such release and describing the property to be so released, together with:

                  (a) If the property to be released has a book value of at least $2,000,000, a Board Resolution requesting such release and authorizing an application to the Trustee therefor.

                  (b) An Officers' Certificate, dated not more than 30 days prior to the date of the application for such release, and signed also, in the case of the following clauses (ii), (iv), (v) and (viii), by an Appraiser, in each case stating in substance as follows:

                           (i) that, in the opinion of the signers, the security
                  afforded by this Indenture and the Security Agreements will not be impaired by such release in contravention of the provisions of this Indenture, and that if the Mortgaged Collateral to be released is not being replaced by comparable property, such Collateral has a book value equal to or less than $500,000 and is not necessary for the efficient operation of the Company's remaining property or in the conduct of the business of the Company;

                           (ii) that the Company or a Subsidiary Guarantor has
                  disposed of or will dispose of the Collateral so to be released for a consideration representing, in the opinion of the signers, its fair value, which consideration may consist of any one or more of the following, to the extent otherwise permitted by this Indenture: (A) cash or cash equivalents,



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                  (B) obligations secured by a purchase money Lien upon the
                  property so to be released and (C) any other property or assets that, except as provided in Section 12.04(d), upon acquisition thereof by the Company or a Subsidiary Guarantor would be subject to the Lien of this Indenture and the Security Agreements, and subject to no Lien other than Permitted Liens which, under the applicable provisions of the Security Agreements relating thereto, are permitted to be superior to the Lien of the Trustee herein and therein, all of such consideration to be briefly described in the certificate;

                           (iii) that no Event of Default has occurred and
                  is continuing;

                           (iv) the fair value, in the opinion of the signers,
                  of the property to be released at the date of such application for release; PROVIDED, HOWEVER, that it shall not be necessary under this clause (iv) to state the fair value of any property whose fair value is certified in a certificate of an Appraiser under Section 12.04(c);

                           (v) whether the aggregate fair value of all
                  Collateral to be released and of all other Collateral released from the Lien of this Indenture and the Security Agreements pursuant to this Section 12.04 since the commencement of the then current calendar year is 10% or more of the aggregate principal amount at maturity of the Securities outstanding on the date of the application and whether said fair value of the property to be released is at least $100,000 and at least 1% of the aggregate principal amount at maturity of the Securities outstanding on the date of the application, and if such is the case, that a certificate of an Appraiser as to the fair value of the property to be released will be furnished under Section 12.04(c);

                           (vi) that if the Collateral to be released is only a
                  portion of a Mortgaged Vessel, following such release, that the fair value of the Vessel (exclusive of the fair value of the released Collateral) shall not be less than the fair value of such Vessel (exclusive of the fair value of the released Collateral) prior to such release;

                           (vii) that all conditions precedent herein provided
                  for relating to the release of the Collateral in question have been complied with.



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                                                                             104


                  (c) If (i) the fair value of the property to be released and of all other property released from the Lien of this Indenture and the Security Agreements pursuant to this Section 12.04 since the commencement of the then current calendar year, as shown by the certificate required by Section 12.04(b)(v), is 10% or more of the aggregate principal amount at maturity of the Securities outstanding on the date of the application, and (ii) the fair value of the Collateral to be so released, as shown by the certificate filed pursuant to
         Section 12.04(b)(v), is at least $100,000 and at least 1% of the aggregate principal amount at maturity of the Securities outstanding on the date of the application, a certificate of an Appraiser stating:

                           (1) the then fair value, in the opinion of the
                  signer, of the property to be released; and

                           (2) that such release, in the opinion of the signer,
                  will not impair the Lien of this Indenture or the Security Agreements in contravention of its terms.

                  (d) The Net Available Cash, which will be paid to the Trustee (except Net Available Cash from any Asset Sale which is not required, or cannot be required through the passage of time or otherwise, to be used to repurchase or redeem or to make an offer to repurchase Securities hereunder); and, if any property other than cash, cash equivalents or obligations is included in the consideration received in connection with such Asset Sale, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel to be given pursuant to Section 12.04(e), to subject to the Lien of this Indenture and the Security Agreements all the right, title and interest of the Company or the applicable Subsidiary Guarantor in and to such property.

                  (e) An Opinion of Counsel substantially to the effect (i) that any obligation included in the consider ation for any property so to be released and to be received by the Trustee pursuant to Section 12.04(d) is a valid and binding obligation enforceable in accordance with its terms and is effectively pledged under the Security Agreements, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of this Indenture and the applicable Security



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                                                                             105


         Agreements all the right, title and interest of the Company or the applicable Subsidiary Guarantor in and to any property, other than cash, cash equivalents and obligations, that is included in the consideration for the Collateral so to be released and is to be received by the Trustee pursuant to Section 12.04(d), subject to no Lien other than Permitted Liens or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company or the applicable Subsidiary Guarantor has corporate power to own all property included in the consideration for such release, and (v) that all conditions precedent herein and under the Security Agreements relating to the release of such Collateral have been complied with.

                  (f) If the Collateral to be released is only a portion of a Mortgaged Vessel, an Opinion of Counsel relating to the Mortgaged Vessel confirming that after such release, the Lien of the Mortgage continues unimpaired as a perfected Lien upon the Mortgaged Vessel subject only to Permitted Liens.

                  In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including amendments to the Security Agreements and this Indenture, and (ii) deliver to the Trustee such evidence of the satisfaction of the conditions included in this Indenture and the Security Agreements as the Trustee may reasonably require.

                  The Company shall exercise its rights under this Section by delivery to the Trustee of a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the items of property proposed to be covered by the release and be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee and in form for execution by the Trustee. Upon such compliance, the Company shall direct the Trustee to execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice and the satisfaction of the requirements of this Section.

                  In case an Event of Default shall have occurred and be continuing, the Company or a Subsidiary Guarantor, while in possession of the Collateral (other than cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee or the Collateral Agent, as the case may be, hereunder or under any Security Agreement or with the trustee, mortgagee or other holder of a Permitted Lien), may do any of the things



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                                                                             106


enumerated in this Section 12.04, if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount at maturity of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or 6.01(2).

                  All cash or cash equivalents received by the Trustee pursuant to this Section 12.04 shall be held by the Trustee, for the benefit of the Holders, as Trust Moneys under Article 13 subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 12.04 shall be held by the Trustee for the benefit of the Holders as Mortgaged Collateral.

                  SECTION 12.05. EMINENT DOMAIN, EXPROPRIATION AND OTHER GOVERNMENTAL TAKINGS. If any of the Collateral is taken by eminent domain, expropriation or other similar governmental taking (including a requisition for hire which is not revoked within six months (and in all events prior to July 15, 2005) or a requisition for title) or is sold pursuant to the exercise by any governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee, and the Collateral Agent in the case involving Mortgaged Collateral, of the following:

                  (a) an Officers' Certificate stating that such property has been taken by eminent domain, expropriation or other similar governmental taking and the amount of the award therefor, or that such property has been sold pursuant to a right vested in a governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company or the applicable Subsidiary Guarantor is legally entitled under the terms of such right to pur chase or designate a purchaser, or under the order or orders directing such sale, as the case may be, and that all conditions precedent herein provided for relating to such release have been complied with;

                  (b) to hold as Trust Moneys, subject to the disposition thereof pursuant to Article 13 hereof, the



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                                                                             107


         award for such property or the proceeds of such sale to the extent provided under the Security Agreements; and

                  (c) an Opinion of Counsel substantially to the effect that:

                           (1) such property has been taken by eminent domain,
                  expropriation or other similar governmental taking (including a requisition for hire which is not revoked within six months or prior to July 15, 2005 or a requisition for title) or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property; and

                           (2) the instruments and the award or proceeds of such
                  sale which have been or are therewith delivered to and deposited with the Trustee or the Collateral Agent, as the case may be, conform to the requirements of this Indenture and the Security Agreements and that, upon the basis of such application, the Trustee or the Collateral Agent, as the case may be, is permitted by the terms hereof and of the Security Agreements to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

                  In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain, expropriation or other similar governmental taking or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee or the Collateral Agent, as the case may be, may be represented by counsel who may be counsel, at the Company's expense, for the Company.

                  All cash received by the Trustee or the Collateral Agent, as the case may be, pursuant to this Section 12.05 shall be held by the Trustee as Trust Moneys under Article 13 subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this
Section 12.05 shall be held by the Trustee or the Collateral Agent, as the case may be, as Mortgaged Collateral subject to application as provided in Section 12.10.

                  SECTION 12.06. PERMITTED RELEASES NOT TO IMPAIR LIEN; TRUST INDENTURE ACT REQUIREMENTS. The release of any Collateral from the terms hereof and of the Security Agreements or the release of, in whole or in part, the Liens created by the Security Agreements, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security



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Agreements and pursuant to the terms of this Article 12. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Agreements and of this Article 12 will not be deemed for any purpose to be an impairment of the Lien on the Mortgaged Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause ss.
314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Agreements to be complied with. Any certificate or opinion required by ss. 314(d) of the TIA may be made by an officer of the Company, except in cases which ss. 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                  SECTION 12.07. SUITS TO PROTECT THE COLLATERAL. Subject to the provisions of the Security Agreements, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

                  SECTION 12.08. PURCHASER PROTECTED. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this
Article 12 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.

                  SECTION 12.09. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such



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receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

                  SECTION 12.10. DISPOSITION OF OBLIGATIONS RECEIVED. All purchase money and other obligations received by the Trustee or the Collateral Agent under this Article shall be held by the Trustee or the Collateral Agent, as the case may be, as a part of the Collateral. Upon payment in cash or cash equivalents by or on behalf of the Company to the Trustee or the Collateral Agent of the entire unpaid principal amount at maturity of any such obligation, to the extent not constituting Net Available Cash which may be required, through the passage of time or otherwise, to be used to redeem or repurchase or to make an offer to redeem or repurchase Securities, the Trustee or the Collateral Agent, as appropriate, shall release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee or the Collateral Agent may reasonably require. Any cash or cash equivalents received by the Trustee or the Collateral Agent in respect of the principal of any such obligations shall be held by the Trustee or the Collateral Agent, as the case may be, as Trust Moneys under Article 13 subject to application as therein provided and as provided in the Security Agreements. Until the Securities are accelerated pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee shall be paid to the Company from time to time in accordance with Section 13.08. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10.

                  SECTION 12.11. DETERMINATIONS RELATING TO COLLATERAL. In the event (i) the Trustee shall receive any written request from the Company, a Subsidiary Guarantor or the Collateral Agent under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or a Subsidiary Guarantor's obligations with respect thereto or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any material nonperformance by the Company or a Subsidiary Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Subsidiary Guarantor set forth in any Security Agreement, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of



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                                                                             110


the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount at maturity of the Securities pursuant to Section 6.05 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (i) direction from the Holders of a majority in principal amount at maturity of the Securities in accordance with Section 6.05 hereof and (ii) indemnification in accordance with
Section 6.05.

                  SECTION 12.12. RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS. In the event that the Company delivers to the Trustee, in form and substance acceptable to it, an Officers' Certificate certifying that all the obligations under this Indenture, the Securities and the Security Agreements have been satisfied and discharged by complying with the provisions of Article 8 and Section 7.07 or by the payment in full of the Company's obligations under the Securities, this Indenture and the Security Agreements, and all such obligations have been so satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Mortgaged Collateral, and any rights it has under the Security Agreements, and upon receipt by the Collateral of such notice, the Collateral Agent shall not be deemed to hold a Lien in the Mortgaged Collateral on behalf of the Trustee.

                  SECTION 12.13. COLLATERAL AGENT'S DUTIES. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth in the Collateral Agency Agreement.


                                   ARTICLE 13

                           APPLICATION OF TRUST MONEYS

                  SECTION 13.01. "TRUST MONEYS" DEFINED. All cash or cash equivalents received by the Trustee or the Collateral Agent on behalf of the
Trustee:

                  (a) upon the release of property from the Lien of this Indenture and the Security Agreements, including



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                                                                             111


all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

                  (b) as compensation for, or proceeds of sale of, any part of the Mortgaged Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of; or

                  (c) as proceeds of insurance upon any part of the Mortgaged Collateral (other than any liability insurance proceeds payable to the Trustee or the Collateral Agent for any loss, liability or expense incurred by it); or

                  (d) for application under this Article as elsewhere provided in this Indenture or any Security Agreement, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Agreement;

(all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Trustee (or the Collateral Agent as the agent of the Trustee) for the benefit of the Holders of Securities as a part of the Collateral, shall be held in United States dollars or U.S. dollar denominated obligations, and, upon any entry upon or sale of the Collateral or any part thereof pursuant to Article 6, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry or sale, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee or the Collateral Agent, as appropriate, from time to time as provided in Sections 13.02 to 13.05, inclusive, may be applied by the Trustee as provided in Section 13.07(b) and, if applicable, shall be released pursuant to Section 4.19.

                  SECTION 13.02. RETIREMENT OF SECURITIES. The Trustee shall, or shall direct, as appropriate, the Collateral Agent to deliver to the Trustee Trust Moneys to, apply Trust Moneys from time to time to the payment of the principal of and interest on any Securities, at final matu rity or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including pursuant to a redemption under Article 3 or a required repurchase pursuant to Section 4.07 or 4.13, as the Company shall request, upon receipt by the Trustee of the following:

                  (a) a resolution of the Board of Directors directing the application pursuant to this Section of a specified amount of Trust Moneys (denominated in U.S. dollars) and in case any such moneys are to be applied to payment, designating any Securities, so to be paid and, in case any such moneys are to be applied to the purchase of any Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount at maturity of any Securities, to be purchased and any other provisions of this Indenture governing such purchase;

                  (b) additional cash (denominated in U.S. dollars) to the extent necessary to fund the entire payment amount or purchase price purchase, which cash shall be held by the Trustee in trust for such purpose;

                  (c) an Officers' Certificate, dated not more than five days prior to the date of the relevant application, stating

                           (i) that no Default exists; and

                           (ii) that all conditions precedent and covenants
                  herein provided for relating to such application of Trust Moneys have been complied with; and

                  (d) an Opinion of Counsel stating that the docu ments and the cash or cash equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

                  Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys available therefor as directed and specified by such resolution, up to, but not exceeding, the principal amount at maturity of the Securities to be so paid, redeemed or purchased.

                  A resolution of the Board of Directors expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of par ticular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to subsection (b) of this Section shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

                  SECTION 13.03. WITHDRAWALS OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS. To the extent that any Trust Moneys consist of either (a) the proceeds of insurance upon any part of the Mortgaged Collateral or (b) any award for or the proceeds from any of the Collateral being taken by eminent domain, expropriation or other similar governmental taking

(including a requisition for hire which is not revoked within six months (and in all events prior to July 15, 2005) or a requisition for title) or sold pursuant to the exercise by any governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company or the applicable Subsidiary Guarantor and shall be paid by the Trustee upon a request by the Company to the Trustee by the proper officer or officers of the Company or the applicable Subsidiary Guarantor to reimburse the Company or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred, by the Company or the applicable Subsidiary Guarantor to repair, rebuild or replace the property destroyed, damaged or taken (including the acquisition of a Qualified Substitute Vessel), upon receipt by the Trustee of the following:

                  (a) an Officers' Certificate dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (i),
         (iv) and (vi), by an Appraiser, setting forth:

                           (i) that expenditures have been made, or costs
                  incurred, or will be incurred simultaneous with such withdrawal of Trust Moneys, by the Company or the applicable Subsidiary Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Mortgaged Collateral (including the acquisition of a Qualified Substitute Vessel), which shall be briefly described, and stating the fair value thereof to the Company at the date of the acquisi tion thereof by the Company, except that it shall not be necessary under this paragraph to state the fair value of any of such repairs, rebuildings or replacements that are separately described pursuant to paragraph (vi) of this subsection and whose fair value is stated in the Appraiser's certificate under the following subsection (b) of this Section;

                           (ii) that no part of such expenditures, in any
                  previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 13.03;

                           (iii) that no part of such expenditures or costs has
                  been paid out of either the proceeds of insurance upon any part of the Mortgaged Collateral not required to be paid to the Trustee or the Collateral Agent, as appropriate, under the Mortgage or any award for or the proceeds from any of the Mortgaged Collateral being taken not required to be paid to the Trustee or the Collateral Agent under Section 12.05 hereof, as the case may be;

                           (iv) that there is no outstanding indebtedness or
                  other obligation, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborer's, materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                           (v) that the property to be repaired, rebuilt or
                  replaced is necessary or desirable in the conduct of the Company's or Subsidiary Guarantors' business;

                           (vi) whether any part of such repairs, rebuild ings
                  or replacements, within six months before the date of acquisition thereof by the Company or a Subsidiary Guarantor, has been used or operated by others other than the Company or a Subsidiary Guarantor in a business similar to that in which such property has been or is to be used or operated by the Company or a Subsidiary Guarantor, and whether the fair value to the Company or a Subsidiary Guarantor, at the date of such acquisi tion, of such part of such repairs, rebuildings or replacement is at least $100,000 and 1% of the aggregate principal amount at maturity of the out standing Securities; and, if all such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Appraiser's certificate as to the fair value to the Company of such separately described repairs, rebuildings or replacements will be furnished under the following subsection (b) of this Section 13.03;

                           (vii) that no Default or Event of Default shall
                  have occurred and be continuing;

                           (viii) that the Trust Moneys that will remain
                  after such withdrawal will be sufficient to complete the repair, rebuilding or replacement of the property destroyed, damaged or taken; and

                           (ix) that all conditions precedent herein provided
                  for relating to such withdrawal and payment have been complied with.

                  (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing paragraph (vi) of subsection (a) of this Section, a certificate of an Appraiser stating the fair value to the Company or the Subsidiary Guarantors, in such Appraiser's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company or the Subsidiary Guarantors.

                  (c)  An Opinion of Counsel substantially stating:

                           (i) that the instruments that have been or are
                  therewith delivered to the Trustee conform to the requirements of this Indenture or the Security Agreements, and that, upon the basis of such Company request and the accompanying documents specified in this Section 13.03, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.03;

                           (ii) that the Company or the applicable Subsidiary
                  Guarantor has acquired title to said repairs, rebuildings and replacements at least the equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of this Indenture and the Security Agreements, except Permitted Liens to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taking; and

                           (iii) that all the Company's or the applicable
                  Subsidiary Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof, are then subject to the Lien of this Indenture and the Security Agreements.

                  Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by paragraph (i) of subsection (a) of this Section 13.03, or the fair value to the Company or the applicable Subsidiary Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Appraiser's certificate, if required by subsection (b) of this Section 13.03), which ever is less. Unless the Collateral Agent and Trustee shall otherwise agree, all insurance must name the Collateral Agent and Trustee as an insured, but without liability for premiums, calls or assessments, and all amounts of whatsoever nature payable under any insurance must be payable to the Collateral Agent and Trustee for distribution, first to itself and thereafter to the Relevant Subsidiary Guarantor, as Owner of such Vessel or others as their interests may appear. All amounts payable under any insurance with respect to the Vessel involving any damage to the Vessel not constituting an actual or constructive or an agreed or compromised total loss, the insurers may pay direct for the repair, salvage or other charges involved or, if the relevant Subsidiary Guarantor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the relevant Subsidiary Guarantor as reimbursement therefore; PROVIDED, HOWEVER, that if such amounts (including any franchise or deductible) are in excess of One Million United States Dollars ($1,000,000), the insurers shall make such payment to the Collateral Agent and Trustee. All payments of insurance shall be made to the Collateral Agent and the Trustee if an Event of Default shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  SECTION 13.04. POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT. In case an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Mortgaged Collateral (other than cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Agreements), may do any of the things enumerated in Sections 13.02 and
13.03 if the Trustee in its discretion, or the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section
13.04 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or 6.01(2).

                  SECTION 13.05. POWERS EXERCISABLE BY TRUSTEE OR RECEIVER. In case the Mortgaged Collateral (other than any cash, cash equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Agreements) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 13 conferred upon the Company and the Subsidiary Guarantors with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 13. If the Trustee shall be in possession of any of the Mortgaged Collateral hereunder or under the Security Documents, such powers may be exercised by the Trustee in its sole discretion.

                  SECTION 13.06. DISPOSITION OF SECURITIES RETIRED. All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article 13, if not other wise canceled, shall be promptly canceled and destroyed by the Trustee. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Company.

                  SECTION 13.07. INVESTMENT AND USE OF TRUST Moneys. (a) All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities), shall from time to time at the direction of the Company be invested or reinvested by the Trustee in Temporary Cash Investments. Unless a Default occurs and is continuing, any interest on such Temporary Cash Investments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee or the Collateral Agent, as appropriate, shall be paid periodically to the Company. Such Temporary Cash Investments shall be held by the Trustee as a part of the Mortgaged Collateral, subject to the same provisions hereof as the cash used by it to purchase such cash equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.07.

                  (b) If the Company or any Subsidiary Guarantor shall fail to perform any of its covenants in this Indenture or under any Security Agreement, the Trustee may (but shall not be required to), direct the Collateral Agent to, at any time and from time to time, use, apply and advance any Trust Moneys held by it under this Article 13 or make advances to effect performance of any such covenant on behalf of the Company or such Subsidiary Guarantor as contemplated by this Indenture or the Security Agreements; PROVIDED, HOWEVER, that the Trustee or the Collateral Agent, as appropriate, shall not be required to make any such advances from its own funds; PROVIDED, FURTHER, HOWEVER, that all moneys so used or advanced by the Trustee, together (in the case of funds advanced by the Trustee) with interest at the rate borne by the Securities shall be repaid by the Company or the applicable Subsidiary Guarantor upon demand and such advances shall be secured under the Mortgages prior to the Securities. For repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under
Article 13 but no such use of Trust Moneys or advance shall relieve the Company or such Subsidiary Guarantor from any Default.


                                   ARTICLE 14

                                  MISCELLANEOUS

                  SECTION 14.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 14.02. NOTICES. Any notice or communica tion shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or any Subsidiary Guarantor:

                                    c/o Maples and Calder
                                    P.O. Box 309
                                    South Church Street
                                    George Town, Grand Cayman
                                    Cayman Islands, British West Indies

                           Attention of:  Gareth Griffiths, Esq.

                  if to the Trustee:

                                    The First National Bank of Maryland
                                    Corporate Trust Division
                                    16th Floor, Mail Code 101-591
                                    25 South Charles Street
                                    Baltimore, MD 21201


                           Attention of:  Corporate Trust Division


                  The Company or the Trustee by notice to the other may designate additional or different addresses for subse quent notices or communications.

                  Any notice or communication mailed to a Security holder shall be mailed to the Securityholder at the Secu rityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 14.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 14.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condi tion;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investi gation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 14.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direc tion, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or con trolled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 14.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 14.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institu tions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 14.09. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 14.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 14.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 14.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 14.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                         MILLENIUM SEACARRIERS, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                         RAPID OCEAN CARRIERS INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                         IVY NAVIGATION LIMITED

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                         OAKMONT SHIPPING AND TRADING
                                         LIMITED

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                         TOPSCALE SHIPPING COMPANY
                                         LIMITED

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                         CONIFER SHIPPING COMPANY
                                         LIMITED

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM MAJESTIC, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM YAMA, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM AMETHYST, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM ELMAR, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                         MILLENIUM ALEKSANDER, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM II, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM III, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM IV, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer


                                         MILLENIUM V, INC.

                                           by /s/ Vassilios M. Livanos
                                                  ------------------------
                                                  Name: Vassilios M. Livanos
                                                  Title: Chief Executive Officer

                                      MILLENIUM VI, INC.

                                        by /s/ Vassilios M. Livanos
                                               ------------------------
                                               Name: Vassilios M. Livanos
                                               Title: Chief Executive Officer


                                      MILLENIUM VII, INC.

                                        by /s/ Vassilios M. Livanos
                                               ------------------------
                                               Name: Vassilios M. Livanos
                                               Title: Chief Executive Officer


                                      THE FIRST NATIONAL BANK OF
                                      MARYLAND

                                        by /s/ Donald Hargadon
                                               ------------------------
                                               Name: Donald Hargadon
                                               Title:Assistant Vice President

                                              TABLE OF CONTENTS


                                                                                                         PAGE



                                                  ARTICLE 1

                                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..................................................................................2
SECTION 1.02.  Other Definitions...........................................................................37
SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act.............................................................................37
SECTION 1.04.  Rules of Construction.......................................................................37


                                                  ARTICLE 2

                                                THE SECURITIES

SECTION 2.01.  Form and Dating.............................................................................38
SECTION 2.02.  Execution and Authentication................................................................39
SECTION 2.03.  Registrar and Paying Agent..................................................................39
SECTION 2.04.  Paying Agent To Hold Money in Trust.........................................................40
SECTION 2.05.  Securityholder Lists........................................................................40
SECTION 2.06.  Replacement Securities......................................................................40
SECTION 2.07.  Outstanding Securities......................................................................41
SECTION 2.08.  Temporary Securities........................................................................41
SECTION 2.09.  Cancelation.................................................................................41
SECTION 2.10.  Defaulted Interest..........................................................................42
SECTION 2.11.  CUSIP Numbers...............................................................................42


                                                  ARTICLE 3

                                                  REDEMPTION

SECTION 3.01.  Notices to Trustee..........................................................................42
SECTION 3.02.  Selection of Securities To Be Redeemed......................................................43
SECTION 3.03.  Notice of Redemption........................................................................43
SECTION 3.04.  Effect of Notice of Redemption..............................................................44
SECTION 3.05.  Deposit of Redemption Price.................................................................44
SECTION 3.06.  Securities Redeemed in Part.................................................................45





                                                                                                            2









                                                  ARTICLE 4

                                                  COVENANTS

SECTION 4.01.  Payment of Securities.......................................................................45
SECTION 4.02.  SEC Reports.................................................................................45
SECTION 4.03.  Limitation on Indebtedness..................................................................46
SECTION 4.04.  Limitation on Indebtedness and Preferred
                 Stock of Restricted Subsidiaries..........................................................47
SECTION 4.05.  Limitation on Restricted Payments...........................................................48
SECTION 4.06.  Limitation on Restrictions on
                 Distributions from Restricted
                 Subsidiaries..............................................................................52
SECTION 4.07.  Limitation on Sales of Assets...............................................................53
SECTION 4.08.  Limitation on Lines of Business.............................................................57
SECTION 4.09.  Limitation on Affiliate Transactions........................................................57
SECTION 4.10.  Limitation on the Sale or Issuance of
                 Capital Stock of Restricted
                 Subsidiaries..............................................................................58
SECTION 4.11.  Limitation on Liens.........................................................................58
SECTION 4.12.  Limitation on Sale/Leaseback
                 Transactions..............................................................................59
SECTION 4.13.  Change of Control...........................................................................59
SECTION 4.14.  Future Subsidiary Guarantors................................................................61
SECTION 4.15.  Impairment of Security Interest.............................................................61
SECTION 4.16.  Amendments to Security Agreements...........................................................61
SECTION 4.17.  Application of Proceeds upon Sale or
                 Loss of a Mortgaged Vessel................................................................63
SECTION 4.18.  Tender of a Qualified Substitute Vessel.....................................................63
SECTION 4.19.  Additional Amounts..........................................................................65
SECTION 4.20.  Compliance Certificate......................................................................67
SECTION 4.21.  Further Instruments and Acts................................................................68


                                                  ARTICLE 5

                                              SUCCESSOR COMPANY

SECTION 5.01.  When Company May Merge or Transfer
                 Assets....................................................................................68


                                                  ARTICLE 6

                                            DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default...........................................................................70
SECTION 6.02.  Acceleration................................................................................73





                                                                                                            3







SECTION 6.03.  Other Remedies..............................................................................73
SECTION 6.04.  Waiver of Past Defaults.....................................................................73
SECTION 6.05.  Control by Majority.........................................................................74
SECTION 6.06.  Limitation on Suits.........................................................................74
SECTION 6.07.  Rights of Holders To Receive Payment........................................................74
SECTION 6.08.  Collection Suit by Trustee..................................................................75
SECTION 6.09.  Trustee May File Proofs of Claim............................................................75
SECTION 6.10.  Priorities..................................................................................75
SECTION 6.11.  Undertaking for Costs.......................................................................76
SECTION 6.12.  Waiver of Stay or Extension Laws............................................................76


                                                  ARTICLE 7

                                                   TRUSTEE

SECTION 7.01.  Duties of Trustee...........................................................................76
SECTION 7.02.  Rights of Trustee...........................................................................77
SECTION 7.03.  Individual Rights of Trustee................................................................78
SECTION 7.04.  Trustee's Disclaimer........................................................................78
SECTION 7.05.  Notice of Defaults..........................................................................79
SECTION 7.06.  Reports by Trustee to Holders...............................................................79
SECTION 7.07.  Compensation and Indemnity..................................................................80
SECTION 7.08.  Replacement of Trustee......................................................................81
SECTION 7.09.  Successor Trustee by Merger.................................................................81
SECTION 7.10.  Eligibility; Disqualification...............................................................81
SECTION 7.11.  Preferential Collection of Claims
                  Against Company..........................................................................81


                                                  ARTICLE 8

                                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Discharge of Liability on Securities;
                 Defeasance................................................................................81
SECTION 8.02.  Conditions to Defeasance....................................................................83
SECTION 8.03.  Application of Trust Money..................................................................84
SECTION 8.04.  Repayment to Company........................................................................84
SECTION 8.05.  Indemnity for Government Obligations........................................................84
SECTION 8.06.  Reinstatement...............................................................................84


                                                  ARTICLE 9

                                                  AMENDMENTS

SECTION 9.01.  Without Consent of Holders..................................................................85
SECTION 9.02.  With Consent of Holders.....................................................................86
SECTION 9.03.  Compliance with Trust Indenture Act.........................................................87





                                                                                                            4







SECTION 9.04.  Revocation and Effect of Consents
                 and Waivers...............................................................................87
SECTION 9.05.  Notation on or Exchange of Securities.......................................................87
SECTION 9.06.  Trustee To Sign Amendments..................................................................88
SECTION 9.07.  Payment for Consent.........................................................................88


                                                  ARTICLE 10

                                            SUBSIDIARY GUARANTEES

SECTION 10.01.  Guarantees.................................................................................88
SECTION 10.02.  Limitation on Liability....................................................................90
SECTION 10.03.  Successors and Assigns.....................................................................90
SECTION 10.04.  No Waiver..................................................................................90
SECTION 10.05.  Modification...............................................................................91
SECTION 10.06.  Release of Subsidiary Guarantor............................................................91


                                                  ARTICLE 11

                                              PLEDGED COLLATERAL

SECTION 11.01.  Grant of Security Interest.................................................................91
SECTION 11.02.  Delivery of Collateral.....................................................................92
SECTION 11.03.  Representations and Warranties.............................................................92
SECTION 11.04.  Further Assurances.........................................................................93
SECTION 11.05.  Dividends; Voting Rights; Release of
                  Collateral...............................................................................93
SECTION 11.06.  Trustee Appointed Attorney-in-Fact.........................................................95
SECTION 11.07.  Trustee May Perform........................................................................95
SECTION 11.08.  Trustee's Duties...........................................................................95
SECTION 11.09.  Remedies upon Event of Default.............................................................95
SECTION 11.10.  Application of Proceeds....................................................................96
SECTION 11.11.  Continuing Lien............................................................................96
SECTION 11.12.  Certificates and Opinions..................................................................96
SECTION 11.13.  Additional Agreements......................................................................97


                                                  ARTICLE 12

                                             SECURITY AGREEMENTS

SECTION 12.01.  Collateral and Security Agreements.........................................................98
SECTION 12.02.  Recording; Annual Opinions.................................................................98
SECTION 12.03.  Disposition of Collateral Without
                  Release.................................................................................100
SECTION 12.04.  Release of Collateral.....................................................................102
SECTION 12.05.  Eminent Domain, Expropriation and Other
                  Governmental Takings....................................................................106





                                                                                                            5







SECTION 12.06.  Permitted Releases Not To Impair Lien;
                  Trust Indenture Act Requirements........................................................107
SECTION 12.07.  Suits To Protect the Collateral...........................................................108
SECTION 12.08.  Purchaser Protected.......................................................................108
SECTION 12.09.  Powers Exercisable by Receiver or
                  Trustee.................................................................................108
SECTION 12.10.  Disposition of Obligations Received.......................................................109
SECTION 12.11.  Determinations Relating to Collateral.....................................................109
SECTION 12.12.  Release upon Termination of the
                  Company's Obligations...................................................................110
SECTION 12.13.  Collateral Agent's Duties.................................................................110


                                                  ARTICLE 13

                                         APPLICATION OF TRUST MONEYS

SECTION 13.01.  "Trust Moneys" Defined....................................................................110
SECTION 13.02.  Retirement of Securities..................................................................111
SECTION 13.03.  Withdrawals of Insurance Proceeds and
                  Condemnation Awards.....................................................................112
SECTION 13.04.  Powers Exercisable Notwithstanding
                  Event of Default........................................................................116
SECTION 13.05.  Powers Exercisable by Trustee or
                  Receiver................................................................................116
SECTION 13.06.  Disposition of Securities Retired.........................................................117
SECTION 13.07.  Investment and Use of Trust Moneys........................................................117


                                                  ARTICLE 14

                                                MISCELLANEOUS

SECTION 14.01.  Trust Indenture Act Controls..............................................................118
SECTION 14.02.  Notices...................................................................................118
SECTION 14.03.  Communication by Holders with Other
                  Holders.................................................................................119
SECTION 14.04.  Certificate and Opinion as to
                  Conditions Precedent....................................................................119
SECTION 14.05.  Statements Required in Certificate
                  or Opinion..............................................................................119
SECTION 14.06.  When Securities Disregarded...............................................................120
SECTION 14.07.  Rules by Trustee, Paying Agent and
                  Registrar...............................................................................120
SECTION 14.08.  Legal Holidays............................................................................120
SECTION 14.09.  Governing Law.............................................................................120
SECTION 14.10.  No Recourse Against Others................................................................120
SECTION 14.11.  Successors................................................................................120
SECTION 14.12.  Multiple Originals........................................................................121
SECTION 14.13.  Table of Contents; Headings...............................................................121

Rule 144A/Regulation S Appendix

Exhibit A - Form of Security

Schedule I - Description Pledged Shares

                                                 RULE 144A/REGULATION S APPENDIX



          [FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
                           RELIANCE ON REGULATION S.]

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. DEFINITIONS

         1.1  DEFINITIONS

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 12% First Priority Ship Mortgage Notes Due 2005 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                  "Initial Purchasers" means Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation.

                  "Initial Securities" means the 12% First Priority Ship Mortgage Notes Due 2005, issued under this Indenture on or about the date hereof.

                  "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount at maturity of Private Exchange Securities.

                  "Purchase Agreement" means the Purchase Agreement dated July 20, 1998, among the Company, certain Subsidiary Guarantors and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount at maturity of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated July 20, 1998, among the Company and the Initial Purchasers.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights
Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b)hereto.

                  "Units" means 100,000 Units of the Company, each consisting of $1,000 principal amount at maturity of its Securities and one Warrant.

                  "Warrant" means a Warrant issued by the Company pursuant to the Warrant Agreement to purchase five shares of Common Stock, par value $0.01 per share, of the Company at an exercise price of $0.01 per share.



         1.2  OTHER DEFINITIONS

                                                                      DEFINED IN
                  TERM                                                 SECTION:
                  ----                                                 --------

"Agent Members".........................................................2.1(b)
"Global Security".......................................................2.1(a)
"Regulation S"..........................................................2.1(a)
"Rule 144A".............................................................2.1(a)

         2.       THE SECURITIES.

         2.1      FORM AND DATING.

                  The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a) GLOBAL SECURITIES. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of two permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"). Securities initially offered and sold in the United States to QIBs in reliance on Rule 144A will be represented by the U.S. Global Security, and Securities initially offered and sold outside the United States in reliance on Regulation S will be represented by the Regulation S Global Security, each of which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially two Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) CERTIFICATED SECURITIES. Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 AUTHENTICATION. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount at maturity of $100.0 million and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount at maturity of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount at maturity of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $100.0 million except as provided in Section 2.06 of this Indenture.

         2.3  TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 or
         Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b)  LEGEND.

                  (i) Except as permitted by the following para graphs (ii),
         (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange there for or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF MILLENIUM THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) WITHIN THE

         UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO MILLENIUM, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
         (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (C) CANCELATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (D) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii)No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.13 and 9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the con trary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (e)  NO OBLIGATION OF THE TRUSTEE.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  CERTIFICATED SECURITIES.

                  (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX



                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF MILLENIUM THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED

INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (v) TO MILLENIUM, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


                           [Original Issued Discount Legend]

                           FOR PURPOSES OF SECTION 1273 OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THE ISSUE PRICE IS $965.93 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $34.07, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS JULY 24, 1998. FOR PURPOSES OF
SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12-3/4%.

No.                                                          $

                12% First Preferred Ship Mortgage Notes Due 2005


                  MILLENIUM SEACARRIERS, INC., a Cayman Islands corporation, promises to pay to , or registered assigns, the principal sum of Dollars on July 15, 2005.

                  Interest Payment Dates: January 15 and July 15.

                  Record Dates: January 1 and July 1.

                  Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                             MILLENIUM SEACARRIERS, INC.,

                                              by

                                             -----------------------
                                                    President



                                             -----------------------
                                                    Secretary


TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE FIRST NATIONAL BANK OF MARYLAND

As Trustee, certifies' his is one of the Securities referred to in the Indenture.

by
    -----------------------------
            Authorized Signatory
[SEAL]

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                 12% First Priority Ship Mortgage Note Due 2005



1.  INTEREST

                  Millenium Seacarriers, Inc., a Cayman Islands corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay cash interest on the Accreted Value of this Security from time to time at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, cash interest will accrue on the Accreted Value of this Security at a rate of 12 1/2% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 24, 1998. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  In addition, in the event that the Securities and the Units are not listed on the Luxembourg Stock Exchange or on another exchange substantially equivalent thereto by August 7, 1998, the Company will pay additional interest on the Accreted Value of this Security at a rate of 0.50% per annum from and including such date to but not including the date of such listing.


2.  METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the

United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.  PAYING AGENT AND REGISTRAR

                  Initially, The First National Bank of Maryland, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

                  The Company issued the Securities under an Indenture dated as of July 24, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general secured obligations of the Company limited to $100.0 million aggregate principal amount at maturity (subject to Section 2.06 of the Indenture). The Indenture will contain covenants with respect to (i) limitations on the incurrence of additional indebtedness, (ii) limitations on certain payments, (iii) limitations on restrictions on distributions from subsidiaries (including the Subsidiary Guarantors), (iv) limitations on sales of assets and subsidiary stock, (v) limitations on liens, (vi) limitations on investments, (vii) limitations on business activities, (viii) limitations on sale and leaseback transactions, (ix) limitations on transactions with affiliates, (x) requirements for the provision of financial information, (xi) limitations on mergers, consolidations and certain purchases of assets, (xii) impairment of security interests and (xiii) amendments to security agreements. All these limitations and prohibitions, however, are subject to a number of important qualifications.


5. OPTIONAL REDEMPTION

                  Except as set forth in the next two paragraphs below, the Securities may not be redeemed at the option of the Company prior to July 15, 2003. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                  if redeemed during the 12-month period commencing on July 15 of the years set forth below:

             PERIOD                                                PERCENTAGE

             2003                                                     106%
             2004                                                     100


          In addition, at any time prior to July 15, 2001, the Company may redeem up to 35% of the original principal amount at maturity of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of Accreted Value) of 112% plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); PROVIDED, HOWEVER, that at least $65.0 million principal amount at maturity of Securities remains outstanding and is held, directly or indirectly, by Persons other than the Company and its Affiliates, after each such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

                  The Securities may be redeemed, at the option of Millenium, at any time as a whole but not in part, on not less than 30 nor more than 60 days' written notice to each Holder, at 100% of the Accreted Value thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company or the Subsidiary Guarantors, as the case may be, has become or would become obligated for reasons outside of its control, and after taking reasonable measures to avoid such obligation, to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts on the Securities or Subsidiary Guarantees pursuant to the terms and conditions thereof as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of the Cayman Islands, Liberia or Cyprus (or any relevant jurisdiction, political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Offering Circular; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Subsidiary Guarantors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities or the Subsidiary Guaranty were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Securities, the Company shall deliver to the Trustee or any paying agent an Officer's Certificate stating that Millenium is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right to effect such redemption have occurred.

6.  MANDATORY REDEMPTION

                  To the extent that, after the close of business on July 31, 1999, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities on deposit in escrow with the Escrow Agent exceeds $5.0 million, Millenium shall use all such remaining Escrowed Proceeds to redeem as much of Securities as can be redeemed with such Escrowed Proceeds at a redemption price equal to the sum of 101% of the Accreted Value of such Securities and the accrued and unpaid interest thereon to the Special Mandatory Redemption Date (as defined below) (subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant interest payment date). For purposes hereof, "Special Mandatory Redemption Date" means August 31, 1999.

7.  NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 principal amount at maturity. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  PUT PROVISIONS

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.  GUARANTEE

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and uncon ditionally guaranteed on a joint and several senior secured basis by Subsidiary Guarantors.


10.      SECURITY

                  Securities will be secured by the Mortgages on the Mortgaged Vessels, the security interests created pursuant to the Indenture and the Security Agreements, the Escrowed Property and all the issued and outstanding capital stock of the Subsidiary Guarantors.

11.  DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


12.  PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


13.  UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


14.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


15.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


16.  DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 or 6 of the Securities, upon acceleration or other wise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5 million; (vii) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee); and (viii) the security interest under the Security Agreements ceases to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements and certain other reasons specified in this Indenture). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


17.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


18.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


19.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


20.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


21.  CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


22.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


23.  GOVERNING LAW.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                           C/O MAPLES AND CALDER
                           P.O. BOX 309
                           SOUTH CHURCH STREET
                           GEORGE TOWN, GRAND CAYMAN
                           CAYMAN ISLANDS, BRITISH WEST INDIES

                       ATTENTION OF GARETH GRIFFITH, ESQ.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: _________________________________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      o        to the Company; or

         (2)      o        pursuant to an effective registration statement
                           under the Securities Act of 1933; or

         (3)      o        inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4) o outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5) o pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                                 ------------------------
                                                       Signature

Signature Guarantee:

---------------------                            --------------------------
Signature must be guaranteed                           Signature

--------------------------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                    ______________________________
                                           NOTICE:  To be executed by
                                                    an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


Date of                  Amount of               Amount of               Principal                Signature of
Exchange                 decrease                increase                amount                   authorized
                         in Principal            in Principal            at Maturity              officer
                         Amount at               Amount at               of                       of Trustee
                         Maturity                Maturity                this Global              or
                         of this                 of this                 Security                 Securities
                         Global                  Global                  following                Custodian
                         Security                Security                such
                                                                         decrease or
                                                                         increase)




                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.13 of the Indenture, check the box:

                                      /_/

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.13 of the Indenture, state the amount in principal amount at maturity: $




Date: _______________               Your Signature: ______________________
                                                    (Sign exactly as your
                                                    name appears on the other
                                                    side of this Security.)

Signature Guarantee: _____________________________________________________
                                    (Signature must be guaranteed)

                 [FORM OF FACE OF SECURITY OR PRIVATE EXCHANGE]


[*/]                                                                   EXHIBIT A
[**/]

No.$

                  12% First Preferred Ship Mortgage Notes Due 2005

                  Millenium Seacarriers, Inc., a Cayman Islands corporation, promises to pay to , or registered assigns, the principal sum of Dollars on July 15, 2005.

                  Interest Payment Dates: January 15 and July 15.

                  Record Dates: January 1 and July 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    MILLENIUM SEACARRIERS, INC.,

                                       by
                                          -----------------------
                                          President

                                          -----------------------
                                          Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE FIRST NATIONAL BANK OF MARYLAND,
  as Trustee, certifies that
  this is one of the Securities
  referred to in the Indenture.

  by ____________________
     Authorized Signatory

_______________

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

         [FORM OF REVERSE SIDE OF SECURITY OR PRIVATE EXCHANGE SECURITY]

             12% First Preferred Ship Mortgage Note Due 2005


1.  INTEREST

                  Millenium Seacarriers, Inc., a Cayman Islands corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay cash interest on the Accreted Value of this Security at the rate per annum shown above [; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, cash interest will accrue on this Security from time to time at a rate of 12% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured] ***/. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 24, 1998. Interest will be computed on the basis of a 360-day year of twelve 30- day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  In addition, in the event that the Securities and the Units are not listed on the Luxembourg Stock Exchange or on another exchange substantially equivalent thereto by August 7, 1998, the Company will pay additional interest on the Accreted Value of this Security at a rate of 0.50% per annum from and including such date to but not including the date of such listing.


2.  METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the


---------------

***/ Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.


3.  PAYING AGENT AND REGISTRAR

                  Initially, The First National Bank of Maryland, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

                  The Company issued the Securities under an Indenture dated as of July 24, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general secured obligations of the Company limited to $100.0 million aggregate principal amount at maturity (subject to Section 2.06 of the Indenture). The Indenture will contain covenants with respect to (i) limitations on the incurrence of additional indebtedness, (ii) limitations on certain payments, (iii) limitations on restrictions on distributions from subsidiaries (including the

Subsidiary Guarantors), (iv) limitations on sales of assets and subsidiary stock, (v) limitations on liens, (vi) limitations on investments, (vii) limitations on business activities, (viii) limitations on sale and leaseback transactions, (ix) limitations on transactions with affiliates, (x) requirements for the provision of financial information, (xi) limitations on mergers, consolidations and certain purchases of assets, (xii) impairment of security interests and (xiii) amendments to security agreements. All these limitations and prohibitions, however, are subject to a number of important qualifications.


5. OPTIONAL REDEMPTION

                  Except as set forth in the next two paragraphs below, the Securities may not be redeemed at the option of the Company prior to July 15, 2003. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                  if redeemed during the 12-month period commencing on July 15 of the years set forth below:

            PERIOD                                   PERCENTAGE

             2003                                       106%
             2004                                       100



          In addition, at any time prior to July 15, 2001, the Company may redeem up to 35% of the original principal amount at maturity of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of Accreted Value) of 112% plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); PROVIDED, HOWEVER, that at least $65.0 million principal amount at maturity of Securities remains outstanding and is held, directly or indirectly by Persons other than the Company and its Affiliates, after each such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

                  The Securities may be redeemed, at the option of the Company, at any time as a whole but not in part, on not less than 30 nor more than 60 days' written notice to each Holder, at 100% of the Accreted Value thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company or the Subsidiary Guarantors, as the case may be, has become or would become obligated for reasons outside of its control, and after taking reasonable measures to avoid such obligation, to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts on the Securities or Subsidiary Guarantees pursuant to the terms and conditions thereof as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of the Cayman Islands, Liberia or Cyprus (or any relevant jurisdiction, political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Offering Circular; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Subsidiary Guarantors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities or the Subsidiary Guaranty were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Securities, the Company shall deliver to the Trustee or any paying agent an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right to effect such redemption have occurred.


6.  MANDATORY REDEMPTION

                  To the extent that, after the close of business on July 31, 1999, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities on deposit in escrow with the Escrow Agent exceeds $5.0 million, Millenium shall use all such remaining Escrowed Proceeds to redeem as much of Securities as can be redeemed with such Escrowed Proceeds at a redemption price equal to the sum of 101% of the Accreted Value of such Securities and the accrued and unpaid interest thereon to the Special Mandatory

Redemption Date (as defined below) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). For purposes hereof, "Special Mandatory Redemption Date" means August 31, 1999.


7.  NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  PUT PROVISIONS

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


9.  GUARANTEE

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and uncon ditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors.

10.      SECURITY

                  Securities will be secured by the Mortgages on the Mortgaged Vessels, the security interests created pursuant to the Indenture and the Security Agreements, the Escrowed

Property and all the issued and outstanding capital stock of the Subsidiary Guarantors.


11.  DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


12.  PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


13.  UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


14.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


16.  DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 or 6 of the Securities, upon acceleration or other wise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5 million; (vii) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee); and (viii) the security interest under the Security Agreements ceases to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements and certain other reasons specified in this Indenture). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


17.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


18.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


19.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


21.  CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


22.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


23.  GOVERNING LAW.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                           C/O MAPLES AND CALDER
                           P.O. BOX 309
                           SOUTH CHURCH STREET
                           GEORGE TOWN, GRAND CAYMAN
                           CAYMAN ISLANDS, BRITISH WEST INDIES

                  ATTENTION OF
                              GARETH GRIFFITH, ESQ.

--------------------------------------------------------------------------------

                                                              ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: _________________________________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                           IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED
BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.13 OF THE INDENTURE, CHECK THE BOX:

                                      /_/

                           IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.13 OF THE INDENTURE, STATE THE AMOUNT OF THE PRINCIPAL AMOUNT AT MATURITY: $


DATE: __________________ YOUR SIGNATURE: _______________________________________
                         (SIGN EXACTLY AS YOUR NAME  APPEARS ON THE OTHER SIDE
                          OF THE SECURITY)


SIGNATURE GUARANTEE:____________________________________________________________
                   (SIGNATURE MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY)